UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
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OMNOVA SOLUTIONS INC.
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25435 Harvard Road Beachwood, OH 44122 www.omnova.com
February 9, 2018
Dear Fellow Shareholder:
During fiscal 2017, OMNOVA Solutions Inc. (the “Company” or “OMNOVA”) continued its strategic evolution toward becoming a premier global innovative specialty solutions provider, and continued to execute on its value-creating overarching strategic priorities. As your representatives to the Company, your Board of Directors continues to be vigilant in overseeing, contributing to, and supporting the Company’s long-term strategy to facilitate our common goal of creating enduring value for our firm and our shareholders.
The Board of Directors greatly values engagement with shareholders and the feedback we receive. We wanted to highlight a few key changes during the 2017 fiscal year that demonstrate our ongoing commitment to thoughtful corporate governance, maintaining a performance-based executive compensation program, delivering shareholder value, and responding to shareholder feedback:

•
Refreshment of Long-Term Incentive Program. During the 2017 grant cycle, the Compensation & Corporate Governance Committee refreshed the design of the long-term incentive program for executive officers to more closely align with the Company’s strategic plans and with best practices for these programs. The changes for the named executive officers are described in detail in the Compensation Discussion & Analysis section of the proxy statement.

•
Board Committee Reorganization. During fiscal 2017, OMNOVA Board of Directors reorganized its committees, moving from two committees to four committees, each having a specialized focus and area of oversight. This reorganization has facilitated a broader and deeper engagement by the committees in their respective areas of oversight, and provided each committee additional time to devote to engagement with management on each topic.

•
Annual, Peer-Driven Evaluations for Each Director. In the past, only current directors who intended to stand for re-election at the next annual meeting were evaluated by their peers. Beginning in 2017, each director is evaluated by his or her peers, and receives constructive feedback on strengths and areas for improvement.

Our 2018 annual meeting of shareholders (the “Annual Meeting”) will be held on Friday, March 23, 2018 at OMNOVA Solutions' World Headquarters, 25435 Harvard Road, Beachwood, Ohio 44122, beginning at 9:00 a.m., Eastern time. We hope you can attend. Regardless of your attendance at the Annual Meeting, your vote and your feedback is important. We strongly encourage you to vote by proxy over the Internet, by phone, or by returning your proxy card if this proxy statement was mailed to you.
On behalf of the Board of Directors and the officers of OMNOVA, thank you for the trust you have placed in us, and look forward to seeing you at the meeting.

William R. Seelbach Chairman of the Board	Anne P. Noonan President and Chief Executive Officer

Notice of Annual Meeting of Shareholders
Friday, March 23, 2018
9:00 a.m., Eastern time
Location
OMNOVA Solutions' World Headquarters, 25435 Harvard Road, Beachwood, Ohio 44122
Business items

1.	To elect the three directors named in the proxy statement to serve for three-year terms expiring at the 2021 annual meeting of shareholders of OMNOVA

2.	To ratify the appointment of Ernst & Young LLP as independent auditors of OMNOVA for the fiscal year ending November 30, 2018

3.	To approve, on an advisory basis, OMNOVA’s named executive officer compensation
Record date
Only shareholders of record at the close of business on Monday, January 22, 2018 will be entitled to receive notice of and to vote at the 2018 annual meeting of shareholders (the “Annual Meeting”).
Voting
Your vote is important. Please promptly vote your shares by proxy via the Internet, by phone, or by mailing your signed proxy card in the enclosed return envelope if this proxy statement was mailed to you. Voting your shares by proxy now does not prevent you from overriding your proxy instructions by voting your shares in person if you attend the Annual Meeting.
Notice of Internet availability of proxy materials
Important notice regarding the availability of proxy materials for the shareholder meeting to be held on Friday, March 23, 2018. OMNOVA’s 2018 proxy statement and 2017 Annual Report on Form 10-K for the fiscal year ended November 30, 2017 (the “Annual Report”) are available free of charge at www.omnova.com and www.proxyvote.com.
Availability of proxy materials
We will make the Notice of Internet Availability of Proxy Materials available to shareholders on or about February 9, 2018. On or about the same date, we will begin mailing paper copies of OMNOVA’s proxy materials to those shareholders who have requested them.
By order of the Board of Directors

Frank P. Esposito
Assistant General Counsel & Corporate Secretary
February 9, 2018

Proxy Summary
This proxy summary highlights some of the key information presented throughout the proxy statement. It does not contain all of the information you should consider. Please review the entire proxy statement carefully before voting your shares.
OMNOVA Solutions Inc.
OMNOVA Solutions Inc. (the “Company” or “OMNOVA”) is a global innovator of performance-enhancing chemistries and surfaces for a variety of commercial, industrial, and residential applications. The Company applies chemical and material science to develop emulsion polymers, specialty chemicals and functional and decorative surfaces that enhance the performance of customers’ products around the world. As a business-to-business strategic supplier, OMNOVA provides The Science in Better Brands, with products that are critical to the performance of top brand-name, end-use products sold around the world.
OMNOVA’s sales for the 2017 fiscal year ended November 30, 2017 were approximately $783 million. The Company has a global workforce of approximately 1,800 employees supporting OMNOVA’s manufacturing, sales, technology, and distribution facilities around the world.
OMNOVA Solutions is a member of the American Chemistry Council, and its business is committed to the chemical industry’s Responsible Care® initiative, which includes a strong product stewardship program.
Business Strategy

OMNOVA’s long-term strategic goal is to become a premier global innovative specialty solutions provider. The Company’s four overarching strategic priorities to achieve this goal include:
1.
Accelerating the profitable growth of the Company’s higher-margin specialty businesses
2.
Expanding margins and generating cash in the Company’s mature businesses to fuel further specialty growth
3.
Optimizing the Company’s portfolio for sustainable earnings growth through diversification, strategic alliances, and acquisitions
4.
Driving “One OMNOVA” excellence to create a strong foundation for profitable growth, by reducing complexity, increasing efficiency, and driving excellence in the Company’s sales, marketing, innovation, and operations functions

Executive compensation overview
Compensation philosophy. The Compensation & Organization Committee of the Board of Directors is committed to maintaining a compensation program driven by a pay-for-performance philosophy that is aligned with the interest of OMNOVA shareholders in sustainable, long-term, profitable growth
Primary components of compensation. OMNOVA’s executive compensation program has three principle components: base salary, annual incentives, and long-term incentives. Market-competitive base salary is an essential part of any compensation program and is necessary to attract and retain strong leadership talent. Annual incentives are intended to motivate the achievement of near-term company performance goals. Long-term incentives drive executives to focus on strategies that promote sustainable, profitable, long-term growth for our shareholders.
Program highlights. OMNOVA’s executive compensation program:

●	Establishes threshold, target, and maximum award levels under our performance incentive programs	●	Balances executive compensation to encourage prudent risk taking
●	Includes a rigorous, year round process through which the Compensation & Organization Committee makes and reviews pay decisions	●	Includes a robust, “no fault” compensation recovery policy applicable to all executive incentive programs
●	Requires a high percentage of the Chief Executive Officer’s and other Named Executive Officers; compensation to be performance based and variable	●	Is supported by an independent compensation consultant and with annually assessments of the consultant’s independence
●	Employs a diverse set of performance metrics to determine annual and long-term incentive awards	●	Measures long-term performance over a three-year measurement period
●	Avoids excessive perquisites and supplemental executive retirement programs	●	Prohibits options repricing without shareholder approval or the timing of equity grants
Recent program changes. In establishing the compensation program for 2017, the Compensation & Corporate Governance Committee (predecessor to the Compensation & Organization Committee) revised the structure of the long-term incentive program by (1) measuring performance based on three objectives: Cumulative Earnings Per Share (40%), Average ROIC (40%), and Relative TSR (20%) and (2) increasing the performance measurement period for the long-term incentive program from two years to three years.
2017 performance highlights. In evaluating management’s performance for fiscal 2017, the Board of Directors considered the following Company accomplishments, among others:

•	Delivering 2017 Adjusted Diluted Earnings per Share* of $0.56 per share, improved from $0.50 in 2016.

•
Continuing to deliver against the Company’s key strategic initiatives, with four quarters of growth in the Company’s specialty businesses and a 3.5% year-over-year increase in specialty volumes, with strength in the Company’s coatings, laminates & films, elastomeric modifiers, and oil & gas business lines.

•	Generating 75% of 2017 fiscal year Adjusted Segment Operating Profit* from specialty businesses.

•	Improving the Company’s Net Leverage Ratio* from 3.6x in 2016 to 3.2x through improved cash generation and working capital management, and Adjusted Segment Operating Profit* growth.

•	Continuing to develop a robust innovation pipeline, poised to fuel profitable future specialty growth.

(*)
“Adjusted Diluted Earnings per Share”, “Adjusted Segment Operating Profit”, and “Net Leverage Ratio” are non-GAAP financial measures. A reconciliation of GAAP to these non-GAAP financial measures can be found in Annex D, attached hereto.

Key corporate governance practices
The Board of Directors of OMNOVA is committed to meeting high standards of corporate governance. Some of OMNOVA’s governance best practices include:

•	All Board members, other than Ms. Noonan, are independent in accordance with the New York Stock Exchange listing standards and OMNOVA’s Corporate Governance Guidelines

•	Separate independent Chairman and Chief Executive Officer roles

•	Majority voting in uncontested elections of directors

•	Regularly scheduled executive sessions at each Board and Board committee meeting

•	Standing Board committees consisting solely of independent directors

•	Board members with broad and extensive executive leadership, financial, and industry experience

•	Active Board leadership in the oversight of enterprise risks, including compensation risks

•	Comprehensive annual peer assessments of every director and the Chairman of the Board

•	Comprehensive self-assessments of the full Board and each Board committee

•	Comprehensive evaluation process for the Chief Executive Officer, lead by the Compensation & Organization committee

•	Share ownership and holding requirements for executive officer and directors

•	Prohibition of hedging or pledging of OMNOVA securities by directors, executive officers, and employees
Proposals for the Annual Meeting

Proposal		Board Recommendation
1.	Election of directors	FOR all nominees
You are being asked to elect three nominees to the OMNOVA Board of Directors. If elected, each nominee would hold office until the 2021 annual meeting of shareholders.
2.	Ratification of independent auditor	FOR
You are being asked to ratify the Audit Committee's appointment of Ernst & Young LLP as OMNOVA’s independent auditor for the 2018 fiscal year.
3.	To approve, on an advisory basis, OMNOVA’s named executive officer compensation	FOR
You are being asked to approve, on an advisory basis, the compensation of OMNOVA’s Named Executive Officers.

2018 director nominees

				Committee Memberships
Name	Age	Director Since	Independent	Audit	C&O	NCG	SHES	Executive
Janet Plaut Giesselman	63	2015	Yes		Chair			●
Anne P. Noonan	54	2016	No
Larry B. Porcellato	59	2008	Yes				Chair	●

C&O	Compensation & Organization	NCG	Nominating & Corporate Governance
SHE&S	Safety, Health, Environmental & Security
Annual Meeting Information

Annual meeting date:	Friday, March 23, 2018

Time:	9:00 a.m., Eastern time

Place:	OMNOVA Solutions' World Headquarters, 25435 Harvard Road, Beachwood, Ohio 44122

Record date:	Monday, January 22, 2018

Who may vote:	Shareholders as of the record date are entitled to vote. Each common share is entitled to one vote for each director nominee and one vote on each proposal being presented.

How to vote by proxy before the meeting:	Follow the instructions in the Notice of Internet Availability of Proxy Materials or on your proxy card.

Attending the meeting and voting at the meeting:
Photo identification and proof of share ownership will be required to enter the Annual Meeting. If you want to vote shares that you hold in street name, you will need to bring a legal proxy in your name from your broker, bank, or other nominee that holds your shares. Even if you plan to attend the Annual Meeting, we encourage all shareholders to provide their proxy instructions in advance of the Annual Meeting.

Proposals for the Annual Meeting

Proposal 1: Election of directors
The Board of Directors of OMNOVA (the “Board”) is recommending that shareholders re-elect three of the Board’s current members: Janet Plaut Giesselman, Anne P. Noonan, and Larry B. Porcellato. Consistent with the Retirement Policy set forth in the Company’s Corporate Governance Guidelines, Mr. Stefanko, a member of the Board since 2006, will be retiring from the Board effective at the Annual Meeting. The Board thanks Mr. Stefanko for his many years of counsel and service to the Company.
In accordance with OMNOVA’s Amended and Restated Code of Regulations (the “Code”), concurrent with the expiration of Mr. Stefanko’s term as a director at the Annual Meeting, the Board has fixed the number of directors constituting the Board at ten. The Board is divided into three classes by election year, with one class up for election each year. The members of each class serve a three-year term.
RECRUITMENT AND NOMINATION: The Nominating & Corporate Governance Committee of the Board identifies, evaluates, and recommends to the Board qualified candidates to be nominated for election at each annual meeting of shareholders. In evaluating potential nominees, the committee considers whether a candidate has demonstrated:

•	integrity, mature judgment, and effective decision making;

•
management and/or leadership experience, preferably in a senior leadership role with a publicly-traded organization or a complex, well-recognized organization (private, non-profit, governmental, scientific, or educational);

•	a high level of professional or business expertise relevant to OMNOVA;

•	the willingness and ability to serve at least one full term and to commit the time and effort to prepare for and participate in Board and committee meetings;

•	the willingness and ability to represent all shareholders of the Company, rather than a special interest or constituency;

•	the willingness and ability to balance interests of all of the Company’s stakeholders, including its shareholders, employees, customers, local communities, and the general public;

•	the ability to think independently while participating constructively in the Board process;

•	the willingness to become a shareholder of the Company (if not one already) and to comply with the Company’s share ownership guidelines;

•	the willingness to comply with the Company’s Corporate Governance Guidelines and Business Conduct Policies; and

•	a lack of conflicts with OMNOVA, including business conflicts and conflicts that may affect the director’s ability to dedicate appropriate time and attention to OMNOVA and its shareholders.
Candidates satisfying these guidelines are then considered for: skills and business experiences that complement the experiences of the current Board; experience with the business activities, markets, and geographies in which OMNOVA participates or plans to participate; whether the candidate would enhance the diversity of the Board; and other factors the Board deems relevant from time to time.
In addition to working with the full Board and management in conducting a director candidate search, the committee may retain independent, third-party search firms to assist with identifying director candidates from time to time. The committee has sole authority to retain, compensate, and terminate such firms. First-time candidates are asked to participate in a comprehensive background and reference check, and a series of personal interviews by the Chairman of the Board, the Chair of the Nominating & Corporate Governance Committee, and at least one other independent director. If the committee is satisfied with its review of the candidate’s background and qualifications, it will communicate an offer for nomination to the candidate and, if the offer is accepted, recommend the candidate to the full Board for nomination. Directors seeking renomination to the Board participate in the Board’s annual comprehensive peer review for all independent directors, including individual evaluations from each of the other independent directors and a discussion among the independent directors, before being considered for renomination by the Board. Page 14 of this proxy statement includes additional information concerning the director evaluation process.
Shareholders may also recommend director candidates by providing prior written notice to the Chair of the Nominating & Corporate Governance Committee. Candidates identified by shareholders are subject to the same rigorous evaluation process as candidates identified by the committee. Page 56 of this proxy statement provides important information for shareholders seeking to submit a potential candidate or candidates for consideration for the 2019 annual meeting of shareholders.
2018 NOMINEES FOR DIRECTOR: The Board has nominated Janet Plaut Giesselman, Anne P. Noonan, and Larry B. Porcellato for election as Class I directors at the Annual Meeting. Each nominee’s background and qualifications to serve on the Board can be found under the heading “Corporate Governance and the Board—Nominees for election at the Annual Meeting” beginning on page 4 of this proxy statement. If elected, each nominee will serve until OMNOVA’s 2021 annual meeting of shareholders, or until a successor is duly elected and qualified. Each nominee is a current director of OMNOVA.
Each of the nominees has confirmed his or her intention to stand for election and each has consented to be named in this proxy statement as a nominee. Although the Board expects each nominee to be available to serve as a director, if any of them is unwilling or unable to serve, the Board may decrease the size of the Board. Alternatively, the Board may designate substitute nominees (in which case additional proxy materials would be filed with the Securities and Exchange Commission and provided to shareholders in advance of the Annual Meeting), and all votes cast by proxy will be voted in favor of such substitutes.
VOTE REQUIRED: Each nominee who receives the affirmative vote of a majority of the votes cast will be elected as a director.
BOARD RECOMMENDATION: The Board recommends that the shareholders vote “FOR” the election of each nominee.
Proposal 2: Ratification of independent auditor
The Audit Committee of the Board has selected Ernst & Young LLP as OMNOVA’s independent auditor to examine the financial statements of OMNOVA and its subsidiaries for the fiscal year ending November 30, 2018, and the Board asks shareholders to ratify that selection.
Although the Audit Committee is solely responsible for the appointment, compensation, retention, and oversight of OMNOVA’s independent auditors, the Board and the Audit Committee believe that the Company’s shareholders should express their views concerning this appointment. The committee will consider the outcome of this vote in determining whether or not to continue Ernst & Young’s engagement with OMNOVA. Representatives of Ernst & Young are expected to be present at the Annual Meeting to respond to any shareholder questions. They will also have an opportunity to make a statement at the meeting if they desire to do so.
Additional information concerning the Ernst & Young appointment and other Audit Committee matters can be found beginning on page 52 of this proxy statement. The Board and the Audit Committee believe that the continued retention of Ernst & Young LLP as the Company’s independent auditor is in the best interest of the Company and its shareholders.
VOTE REQUIRED: The affirmative vote of the majority of the votes cast represented in person or by proxy at the Annual Meeting.
BOARD RECOMMENDATION: The Board recommends that the shareholders vote “FOR” the ratification of Ernst & Young as OMNOVA’s independent auditor for the 2018 fiscal year.

Proposal 3: Approval, on an advisory basis, of Named Executive Officer compensation
As required by Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), the Board is asking shareholders to cast an advisory vote on the following resolution:
RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers disclosed under the heading “Compensation Discussion & Analysis,” beginning on page 21 of this proxy statement, and the tabular disclosure under the heading “Compensation of Named Executive Officers,” beginning on page 41 of this proxy statement.
OMNOVA’s executive compensation program is designed to recruit, retain, and motivate highly qualified executives and to further align their interests with the shareholders’ interest of long-term value creation. OMNOVA’s compensation program allows the Compensation & Organization Committee of the Board to determine pay based on a comprehensive view of the differentiated roles, responsibilities, and performance of each Named Executive Officer and the performance of the Company overall. Among its other features, the program:

•	recognizes the achievement of specific short-term and long-term strategic and financial goals;

•	provides a market-competitive total pay opportunity;

•	emphasizes variable and performance-based compensation opportunities;

•	subjects a significant portion of compensation to long-term vesting; and

•	does not encourage unnecessary or excessive risk taking.
Although this vote will not overrule any decision made by the Compensation & Organization Committee regarding Named Executive Officer compensation, the Compensation & Organization Committee and the Board review the voting results for this proposal annually and seek to understand them through engagement with OMNOVA’s shareholders and other stakeholders. The Compensation & Organization Committee and the Board consider the constructive feedback obtained through this process in making future decisions about compensation.
At the OMNOVA’s 2017 annual meeting of shareholders, shareholders voted to hold the “say-on-pay” vote on an annual basis, which the Board of Directors promptly approved. The next “say-on-pay” vote is expected to take place at our 2019 annual meeting of shareholders, and the next vote on the frequency of this “say-on-pay” vote is expected to take place at our 2023 annual meeting of shareholders.
VOTE REQUIRED: The affirmative vote of the majority of the votes cast represented in person or by proxy at the Annual Meeting.
BOARD RECOMMENDATION: The Board recommends that the shareholders vote “FOR” the approval, on an advisory basis, of Named Executive Officer compensation.

Corporate Governance and the Board

Nominees for election at this Annual Meeting

	Janet Plaut Giessleman
Age:	63
Director since:	2015
Director class:	Class I (expiring 2018)
OMNOVA Committees:	Compensation & Organization Committee (Chair)
	Executive Committee
Other public boards:	Twin Disc, Incorporated	NASDAQ	since 2015
	Ag Growth International	TSX	since 2013
Ms. Giesselman is the retired President and General Manager of Dow Oil & Gas, a business unit of The Dow Chemical Company, a global manufacturer of agriculture, energy, specialty and commodity chemicals. From 2001 to 2010, she held numerous senior leadership positions throughout the organization and across geographies. Before joining Dow, Ms. Giesselman held various leadership positions in sales, marketing, and strategic planning with Rohm & Hass Company, a specialty and performance materials company. Currently, Ms. Giessleman is an independent consultant focusing on strategic planning and execution for companies with international growth objectives.
Ms. Giesselman brings to the board significant leadership experience as a senior executive at Dow, as well as service on the board of directors of several publicly traded companies. She brings critical insights into the specialty chemicals business, and in particular experience in the Company’s strategic growth markets, such as oil and gas, and several of its mature markets. She has extensive knowledge in the areas of corporate compensation; governance; international business; strategy; general management; acquisitions and divestitures; sales and marketing; environmental, health and safety matters; regulatory matters; and operations.

	Anne P. Noonan
Age:	54
Director since:	2016
Director class:	Class I (expiring 2018)
Other public boards:	CF Industries Inc.	NYSE	since 2015

Ms. Noonan became the President and Chief Executive Officer of OMNOVA Solutions Inc. in December 2016. Ms. Noonan joined OMNOVA in September 2014 as its President, Performance Chemicals. Prior to OMNOVA, Ms. Noonan spent 27 years with Chemtura Corporation, a global manufacturer of specialty chemicals. She most recently served as the Senior Vice President and President of Chemtura’s Industrial Engineered Products business from 2013 to 2014, and its Vice President of Strategic Business Development and President of its Great Lakes Solutions division, each from 2010 to 2013. During her tenure with Chemtura, Ms. Noonan held leadership roles across a wide range of disciplines, from strategic marketing to product development and innovation, to mergers and acquisitions and general management.

Ms. Noonan brings extensive management and operating experience, a deep understanding of the Company’s business, customers, and markets, and over thirty years of experience in the specialty chemicals industry to the Board. She provides the Board with a direct line of sight into the Company’s industry, customers, markets, operations, management team, strategic position, and actions to advance long-term shareholder value.

	Larry B. Porcellato
Age:	59
Director since:	2008
Director class:	Class I (expiring 2018)
OMNOVA Committees:	Safety, Health, Environmental & Security Committee (Chair)
	Executive Committee
Other public boards:	HNI Corporation	NYSE	since 2004

From 2009 to 2014, Mr. Porcellato was the Chief Executive Officer of The Homax Group, Inc., a worldwide leader in the design, manufacture, and marketing of do-it-yourself, construction, and specialty coatings products. From 2002 to 2007, he was the Chief Executive Officer of ICI Paints North America, a division of Imperial Chemical Industries PLC, and from 2000 to 2002 was Executive Vice President and General Manager, ICI Paint Stores, North America. Previously, he held executive and leadership roles with Stanley Mechanics Tools and Rubbermaid Incorporated.
Mr. Porcellato’s experience as the Chief Executive Officer of The Homax Group, Inc. and ICI Paints North America, as well as his service on the boards of public companies, has provided him valuable experience in manufacturing and distribution; industrial and specialty coatings; and significant knowledge and expertise in the areas of strategy, general management and finance, accounting and financial reporting.

Continuing directors not up for election

	David J. D'Antoni
Age:	73
Director since:	2003
Director class:	Class II (expiring 2019)
OMNOVA Committees:	Nominating & Corporate Governance Committee
	Safety, Health, Environmental & Security Committee
Other public boards:	Compass Minerals International, Inc.	NYSE	since 2004
	State Auto Financial Corporation	NASDAQ	1995-2017
Mr. D’Antoni served as the Senior Vice President (from 1988) and Group Operating Officer (from 1999) of Ashland Inc., a specialty chemicals, energy, and transportation construction company, until his retirement in 2004. Prior to that, Mr. D'Antoni served as President of Ashland Paving and Construction, Inc. and as President of Ashland Chemical Company.
Mr. D’Antoni’s experience as a senior executive at Ashland and his service with the boards of public companies provides him with valuable chemicals industry and leadership experience. He brings significant knowledge in the areas of corporate governance; acquisitions and divestitures; environmental, health, and safety matters; operations; purchasing; and sales. Mr. D’Antoni has been recognized as an NACD Fellow, the National Association of Corporate Directors' highest level of credentialing for public company directors.

	Joseph M. Gingo
Age:	73
Director since:	2015
Director class:	Class III (expiring 2020)
OMNOVA Committees:	Audit Committee
	Safety, Health, Environmental & Security Committee
Other public boards:	A. Schulman, Inc.	NASDAQ	since 2000
	OM Group, Inc.	NYSE	2015 only
Since 2008, Mr. Gingo has been the Chairman of the Board of A. Schulman, Inc., an international supplier of plastic compounds and resins with over 3,900 employees. In August 2016, Mr. Gingo was also named A. Schulman’s President and Chief Executive Officer (having previously served in these roles from 2008 to 2014). Prior to working at A. Schulman, Mr. Gingo was employed with the Goodyear Tire & Rubber Company for over 40 years in a variety of executive, senior management, and innovation and product management roles.

Mr. Gingo brings to the Board extensive business and leadership experience as Chairman, President and Chief Executive Officer of A. Schulman, a publicly-traded company. Mr. Gingo has significant knowledge and expertise in the areas of general management, operations and strategy, as well as significant experience providing leadership in industrial and manufacturing companies.

Michael J. Merriman
Age:	61
Director since:	2008
Director class:	Class III (expiring 2020)
OMNOVA Committees:	Nominating & Corporate Governance Committee (Chair)
Compensation & Organization Committee
Executive Committee
Other public boards:	Nordson Corporation	NASDAQ	since 2008
	Regis Corporation	NYSE	since 2011
	Invacare Corporation	NYSE	since 2014
	American Greetings Corporation	NYSE	2006-2013
Since 2008, Mr. Merriman has been an Operating Advisor for Resilience Capital Partners LLC, a leading private equity firm investing across a range of industries. From 2006 through 2007, Mr. Merriman was the Chief Executive Officer of The Lamson & Sessions Co., a manufacturer of thermoplastic conduit, fittings, and electrical switch and outlet boxes. Previously, Mr. Merriman was Chief Financial Officer of American Greetings Corporation, a consumer products company, from 2005 to 2006. Prior to that, from 1995 until 2004, he was the President and Chief Executive Officer of Royal Appliance Mfg. Co. / Dirt Devil Inc.

Mr. Merriman’s prior experience as chief executive officer and chief financial officer of two public companies, his service on the boards of several public companies, as well as his experience at Resilience, provides him with valuable experience and significant knowledge in the areas of executive management, strategy, corporate governance, acquisitions and divestitures, finance and financial reporting, and investor relations.

James A. Mitarotonda
Age:	63
Director since:	2015
Director class:	Class III (expiring 2020)
OMNOVA Committees:	Nominating & Corporate Governance Committee
Compensation & Organization Committee
Other public boards:	A. Schulman Inc.	NASDAQ	since 2005
	Barington/Hilco Acquisition Corp.	NYSE	since 2014
	The Eastern Company	NYSE	since 2015
	Pep Boys - Manny, Moe and Jack	NYSE	2006-2016
	Ebix, Inc.	NASDAQ	2014-2015
	Jones Group, Inc.	NYSE	2013-2014
Mr. Mitarotonda has been the Chairman of the Board, President, and Chief Executive Officer of Barington Capital Group, L.P., an investment firm, since 1991, and of Barington Companies Investors, LLC, the general partner of Barington Companies Equity Partners, L.P., a value-oriented, activist investment fund, since 1999. Barington and its affiliates have extensive experience investing in industrial and specialty chemicals companies, including Ameron International, Stewart & Stevenson Services, Griffon Corporation, Gerber Scientific, The Eastern Company, Spartech Corporation, and A. Schulman, Inc.
Mr. Mitarotonda brings to the Board extensive public company director experience; financial, investment banking and corporate governance expertise; executive leadership experience as a chief executive officer; and experience investing in industrial and specialty chemical companies.

	Steven W. Percy
Age:	71
Director since:	1999
Director class:	Class II (expiring 2019)
OMNOVA Committees:	Audit Committee (Chair)
	Executive Committee
Other public boards:	Wavefront Technology Solutions, Inc.	TSX	since 2003

Prior to his retirement in 1999, Mr. Percy had been the Chairman and Chief Executive Officer of BP America Inc., an international energy company, since 1996. Over a twenty-three year career with BP, he held leadership positions of increasing responsibility in the United States and Europe, including as chief executive of BP Finance International and BP Oil. From July 2012 to June 2013, Mr. Percy served as the Interim Dean of the Monte Ahuja College of Business at Cleveland State University.
As Chairman and Chief Executive Officer of BP America and chief executive of BP Finance International, Mr. Percy developed significant knowledge of the industries in which OMNOVA operates; key OMNOVA growth markets, accounting and financial expertise; and valuable experience in general management and environmental, health, and safety matters. His role as Dean of the Monte Ahuja College of Business exposed him to cutting edge business management practices. The Board of Directors has determined that Mr. Percy is an "audit committee financial expert" as defined by the Securities and Exchange Commission.

	Allan R. Rothwell
Age:	70
Director since:	2010
Director class:	Class II (expiring 2019)
OMNOVA Committees:	Audit Committee
	Safety, Health, Environmental & Security Committee
Other public boards:	Compass Minerals International, Inc.	NYSE	since 2006
In 2006, Mr. Rothwell retired as Executive Vice President of Eastman, a global manufacturer and distributor of chemicals, fibers, and plastics. From 2002 until his retirement, Mr. Rothwell also served as President of Eastman’s Voridian division. During his career with Eastman, Mr. Rothwell held a variety of executive and senior management roles, including as Chief Financial Officer and President of various divisions.
Mr. Rothwell’s prior experience as a senior executive officer of Eastman Chemical Company and his service with public company boards provides him with valuable chemicals industry experience and significant knowledge and expertise in the areas of general management; strategic planning; sales; finance; international business; and acquisitions and divestitures. The Board of Directors has determined that Mr. Rothwell is an "audit committee financial expert" as defined by the Securities and Exchange Commission.

William R. Seelbach
Age:	69
Director since:	2002
Director class:	Class III (expiring 2020)
OMNOVA Committees:	Nominating & Corporate Governance Committee
Compensation & Organization Committee
Executive Committee (Chair)

Mr. Seelbach is the Chairman of OMNOVA’s Board of Directors. Since 2007, Mr. Seelbach has been an Operating Partner and now a Senior Advisor with the Riverside Company, the world's largest private equity firm focused on investing in companies at the smaller end of the middle market, and a Senior Managing Director of Headwaters SC, a consulting firm for privately owned businesses, since 2014. Previously, Mr. Seelbach was the President and Chief Executive Officer of the Ohio Aerospace Institute, a technology-focused research organization, from 2003 through 2006. Prior to that, he was the President of Brush Engineered Materials, Inc., now known as Materion Corporation, a manufacturer of high performance engineered materials, and held various executive roles with Brush Wellman, Inc., from 1998 to 2002. Mr. Seelbach was also the Chairman and Chief Executive Officer of Inverness Partners, a limited liability company engaged in acquiring and operating Midwestern manufacturing companies, and a Partner with McKinsey & Co.
Mr. Seelbach’s prior experience as a public company executive officer and director, as well as his experience at Riverside, Headwaters, Inverness Partners, and McKinsey, provides him with valuable experience and significant knowledge in the areas of executive management; strategy; operations; corporate governance; acquisitions and divestitures; and finance.

The role of the Board
The Board represents OMNOVA’s shareholders while overseeing and supporting OMNOVA management in the achievement of the Company’s objectives and building long-term shareholder value. Members of the Board monitor and evaluate OMNOVA’s business performance through regular communication with the Chief Executive Officer and senior management, and by attending Board and committee meetings. At each Board meeting, directors are also invited to engage one-on-one with the executive officers and other members of management to ask questions or discuss any matters of interest to the director.
Board leadership
The Board is led by a Chairman, who is selected by and from among the directors. Mr. William R. Seelbach, an independent, non-executive director, currently serves as the Chairman. Among other duties incident to the office, Mr. Seelbach presides over all meetings of the Board (including executive sessions of the independent directors), provides direction and input on agendas, schedules, and materials for Board meetings, and discusses with senior management matters that the Board believes warrant attention.
The Board does not maintain a policy requiring the Chairman and Chief Executive Officer roles to be separated, or the Chairman role to be held by a non-management director. However, when the Chairman role has been held by a member of management, the Company’s Board has appointed an independent lead director with significant responsibilities.
Given the dynamic and competitive environment in which the Company operates, the Board believes it is important to maintain the flexibility to adopt a leadership structure that best serves shareholder interests and the Company’s evolving needs.The Board reviews its leadership structure periodically and from time to time as facts and circumstances warrant. The Board most recently evaluated its leadership structure in connection with the election of Anne Noonan as the Company’s President and Chief Executive Officer at the beginning of 2017 fiscal year.
The Board believes that its current leadership structure is in the shareholders best interests because it allows Ms. Noonan, the Company’s Chief Executive Officer, to focus her time and energy on the Company’s business, strategy, and performance and allows Mr. Seelbach to lead the Board in its fundamental role of providing advice, counsel, and oversight regarding the Company’s business, operations, and strategy.
Director independence
OMNOVA’s Corporate Governance Guidelines provide that at least a majority of the members of the Board will be independent under the rules of the New York Stock Exchange and other applicable laws, rules, and regulations. The independence standards set by the New York Stock Exchange identify categories of relationships between a director and OMNOVA that disqualify a director from being deemed independent.
The rules of the New York Stock Exchange charge the Board with affirmatively determining whether a director is independent from the Company at least annually. Every year, each director and officer of the Company completes a questionnaire that provides information about relationships that may affect the director’s independence. Management also provides the Board with any relevant facts and circumstances of which it is aware that may affect a determination of any director’s independence.
The Board has reviewed the independence of each director, taking into any commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships between the directors and OMNOVA or its officers, and determined that, other than Ms. Noonan, all of its directors (David J. D’Antoni, Janet Plaut Giesselman, Joseph M. Gingo, James A. Mitarotonda, Michael J. Merriman, Steven W. Percy, Larry B. Porcellato, Allan R. Rothwell, William R. Seelbach, and Robert A. Stefanko) are independent for Board service generally, and independent for purposes of the committees on which they serve.

Board committees
In early 2017, upon consideration of director feedback from its annual Board and Board committee evaluation processes, the OMNOVA Board of Directors reconfigured its committee structure and reassigned committee oversight responsibilities to reflect the developing needs of the Company. The revised structure provides each committee with additional time and opportunity to engage more deeply with management in the committee’s areas of oversight responsibility. Accordingly, the Board constituted four standing committees: an Audit Committee; a Nominating & Corporate Governance Committee; a Compensation & Organization Committee; and a Safety, Health, Environmental & Security Committee. Each of the standing committees meets regularly during the year, and regularly reports on its activities and decisions, including risk oversight, to the full Board.
The Audit Committee, the Nominating & Corporate Governance Committee, and the Compensation & Organization Committee, are required by each Committee’s charter to be comprised solely of directors satisfying applicable independence requirements set by the Securities and Exchange Commission and the New York Stock Exchange. The charter of the Safety, Health, Environmental & Security Committee requires that the committee’s chair satisfy New York Stock Exchange standards for independence. At present, the members of all Board committees (including the Safety, Health, Environmental & Security Committee) are independent under applicable requirements.
Additionally, the Board maintains an Executive Committee that meets if needed for limited purposes. The table below summarizes the membership of the Board and its committees as of the date of this proxy statement.

Name	Audit	Nominating & Corporate Governance	Compensation & Organization	Safety, Health, Environmental, & Security	Executive
David J. D’Antoni		●		●
Joseph M. Gingo	●			●
Janet Plaut Giesselman			Chair		●
Michael J. Merriman		Chair	●		●
James A. Mitarotonda		●	●
Anne P. Noonan
Steven W. Percy	Chair				●
Larry B. Porcellato				Chair	●
Allan R. Rothwell	●			●
William R. Seelbach		●	●		Chair
Robert A. Stefanko (1)	●
Fiscal 2017 Meetings (2)	8	2	2	2	—

(1)
Consistent with the Retirement Policy set forth in the Company’s Corporate Governance Guidelines, Mr. Stefanko is not being nominated for re-election to the Board this year, but continue to serve until the Annual Meeting as a director and member of the Audit Committee.

(2)	Additionally, the Compensation & Corporate Governance Committee, which was retired in March 2017, met four times and the full Board met seven times during fiscal 2017.
The functions performed by these committees, which are described in more detail in their charters, are summarized below. The charters for each of the committees can be found on OMNOVA’s website at www.omnova.com.
Audit Committee
The Audit Committee is responsible for overseeing the financial information provided to OMNOVA’s shareholders. The committee is responsible for appointing, compensating, retaining, and terminating the Company’s independent auditor, and reviewing and discussing the audit plan and the results of the audit. The committee has sole authority to approve audit fees and any non-audit engagements. As required by

Securities and Exchange Commission rules, the Audit Committee is directly involved in the review and selection of the audit partner serving on the auditor’s engagement team during required partner rotations.
The Audit Committee also oversees and reviews certain risk functions, including the Company’s internal auditor and internal controls; financial reporting; legal and compliance matters; cybersecurity and information security matters; and insurance matters. The committee may also direct any special projects or investigations the committee deems necessary in connection with its responsibilities.
Further discussion of the Audit Committee can be found on page 52 of this proxy statement under the heading “Audit Matters.”
Nominating & Corporate Governance Committee
The Nominating & Corporate Governance Committee supports OMNOVA’s efforts to maintain an effective corporate governance program.
As the primary corporate governance body of OMNOVA, the Nominating & Corporate Governance Committee: oversees corporate governance; monitors emerging corporate governance practices and legal requirements affecting corporate governance; identifies and recommends to the Board the nominees to stand for election as directors (using the process described under the heading “Proposal 1: Election of directors” in this proxy statement); oversees the annual board, individual director, and Board Chairman evaluation processes; and recommends to the Board the structure and composition of Board committees. The Nominating & Corporate Governance Committee is also responsible for establishing and overseeing the Board’s director education program.
Compensation & Organization Committee
The Compensation & Organization Committee supports OMNOVA’s efforts to attract, retain, develop, and appropriately incentivize talent so that OMNOVA can achieve its strategic and business objectives. As OMNOVA’s compensation committee, it is responsible for overseeing: the compensation and incentive programs for the Company’s senior executives; employee incentive and benefits programs; talent management and development processes; and succession planning. The Compensation & Organization Committee approves the performance goals and objectives and the compensation of the Chief Executive Officer and the other senior executives, and evaluates their performance relative to those goals and objectives. The Compensation & Organization Committee also establishes OMNOVA’s overall compensation philosophy, and has responsibility for overseeing and enforcing OMNOVA’s compensation clawback policy.
Additionally, the Compensation & Organization Committee periodically reviews and recommends to the Board a director compensation program that may include equity-based incentive compensation, using broad-based market data to aid in its review. No executive officer of OMNOVA has any role in determining the amount of director compensation, although the committee may seek assistance from Company management in designing and implementing director compensation programs. The Compensation & Organization Committee has the authority to appoint, direct, oversee, and compensate (at the Company’s expense) third-party advisors and compensation consultants, and to perform the additional duties described in its charter.
Safety, Health, Environmental & Security Committee
The Safety, Health, Environmental & Security Committee assists the Board in its oversight of the Company’s safety, environmental, security, health, and risk matters. Accordingly, the Safety, Health, Environmental & Security Committee has oversight of the Company’s safety, environmental, and health practices and performance, and related legal and regulatory compliance, as well as the Company’s physical security programs. Additionally, the Safety, Health, Environmental & Security Committee advises management in the development, maintenance, and continuous improvement of the Company’s program and practices for assessing, managing, and mitigating enterprise-wide risks.

Executive Committee
The Executive Committee exercises the authority of the Board, except as restricted by law or by the Executive Committee charter, on any matter requiring Board or committee action between Board or committee meetings. The purpose of the Executive Committee is to permit corporate actions to be taken in important, time-sensitive matters where circumstance does not permit the full Board to take action. The stated preference of the Board is that corporate actions will generally be considered and approved by the full Board except in the limited circumstances described in the preceding sentence.
Risk management
Board oversight of corporate risk
OMNOVA’s Board plays an active role in directly and indirectly overseeing the management of OMNOVA’s risk. The Board exercises direct oversight of enterprise-wide risks, including operational, market, and strategic risks, and has delegated oversight of other risks and risk-related activities to its committees.

•	The Audit Committee oversees internal audit, financial reporting, compliance, and legal risks, and the implementation, management, and evaluation of appropriate internal controls.

•	The Compensation & Organization Committee oversees risks related to OMNOVA’s compensation policies and practices.

•	The Nominating & Corporate Governance Committee oversees risks related to current and emerging governance practices.

•
The Safety, Health, Environmental & Security Committee has oversight responsibility for the Company’s safety, environmental, health, and security risks. Additionally, the committee provides oversight, guidance, and support to management in structuring the Company’s enterprise risk management program.

While each committee is responsible for evaluating and overseeing the management of particular risks, the entire Board is regularly informed through committee reports of known risks to the strategy and business of OMNOVA. Committee Chairs are also responsible for bringing material matters within their respective committee’s risk oversight responsibility to the attention of the full Board.
OMNOVA’s management employs an enterprise risk management framework to identify, assess, and mitigate material risks to the Company. This framework is reviewed annually with the Safety, Health, Environmental & Security Committee and a report on the Company’s material risks, generated through that framework, is presented to the committee and to the full Board. Additionally, members of senior management regularly report on areas of material risk to the Board committees and to the Board as appropriate.
The Board believes that its leadership and committee structure assists the Board’s understanding of the Company’s material risks by allowing specialized committees to focus on risks within their expertise, and by providing the Board with a single-point resource, the Chief Executive Officer (who currently serves as a member of the Board), who can provide comprehensive insight into the material risks facing the Company.
Oversight of compensation practices and risks
OMNOVA’s compensation program is designed to offer compensation that rewards performance, is market competitive, and is aligned with OMNOVA’s short-term and long-term business objectives and the interests of shareholders. Annually, the Compensation & Organization Committee assesses the Company’s compensation policies and practices to determine if they inappropriately encourage excessive risk taking by employees and/or are reasonably likely to have a material adverse effect on the Company. As part of this assessment, the committee reviews the performance goals, incentive opportunities, and other material features of OMNOVA’s incentive compensation plans, as well the policies and practices that are designed to mitigate any risks that may be inherent in those programs. The Compensation & Organization Committee engages its independent third-party compensation consultant, Pay Governance LLC, to assist with this assessment. Reviews of compensation plans by the Committee and OMNOVA management did not identify any plan that was reasonably likely to have a material adverse effect on OMNOVA or that would incentivize excessive risk taking. The material features, policies, and practices related to OMNOVA’s compensation programs for the Named Executive Officers are described under the heading “Compensation Discussion & Analysis” beginning on page 21 of this proxy statement.
Meetings and meeting attendance
The Board meets regularly during the year, and holds special meetings or acts by unanimous written consent as circumstances require. The Board and each of its committees meet in executive session at each regularly scheduled meeting. The Board and its committees held a total of twenty-five meetings during the 2017 fiscal year. The directors attended, on average, approximately 96% of these meetings, and no individual director attended less than 75% of required meetings. OMNOVA’s directors are requested to attend the annual meeting of shareholders, and all then-serving Board members did so for 2017.
Related-party transactions
OMNOVA’s Business Conduct Policies require all employees and directors of the Company and their related persons to avoid conflicts of interest with OMNOVA. Any transaction, relationship, or arrangement with OMNOVA in which a director, employee, or other related person has a direct or indirect material interest (excluding compensation for service as an officer or director) is subject to review by the Company’s law department and the Audit Committee to prevent, minimize, or where possible eliminate conflicts of interest.
During the 2017 fiscal year and through the date of this proxy statement, there were no transactions between OMNOVA and any employee, director, greater-than-5% shareholder, or their related persons that were required to be disclosed under Item 404(a) of Regulation S-K, and no such transactions are currently contemplated.
Board effectiveness
The Board is committed to continuous improvement through a rigorous self-evaluation process designed to solicit candid feedback about areas where the Board is functioning effectively and areas where the Board believes it can improve. During 2017, the Nominating & Corporate Governance Committee recommended to the Board an updated, comprehensive annual review cycle, through which each individual director would be asked to provide feedback on: (1) each OMNOVA director, whether or not the director is standing for reelection at the next annual meeting; (2) the Chairman of the Board; (3) the Board as a whole; and (4) each Board committee.
Individual director evaluations are conducted late in the fiscal year, prior to the renomination of any director to the Board. The Chair of the Nominating & Governance Committee, with assistance from the Chairman of the Board, conducts these individual director evaluations through oral interviews with each director. Feedback that may be applicable to all directors is reviewed during the December Board meeting, and individual feedback is provided to each director thereafter.
The Chairman, Board, and Board committee evaluations are conducted in advance of the Board’s annual organizational meeting in March, during which election of the Chairman and the composition of Board committees is considered. The Chairman’s evaluation is conducted by the Chair of the Nominating & Corporate Governance Committee through oral interviews with each director. The Chairman’s evaluation is discussed by the directors (excluding the Chairman) at the March Board meeting as part of the Board’s selection of its Chairman for the coming year.
Board and Board committee evaluations are conducted by the Corporate Secretary through written evaluation, with feedback provided to the Board and each Committee during their respective meetings.

Director education
OMNOVA hosts an orientation program to familiarize new Board members with its businesses, strategies, and policies, and to assist new directors in developing the skills and knowledge required for their service on the board of directors of a publicly-traded company. The Board also sponsors continuing education programs and presentations, and subscribes to Board-focused periodicals and webcasts, to assist the directors in maintaining the skills and knowledge necessary and appropriate for the performance of their responsibilities.
Succession planning
The Board is actively engaged in the Company’s talent management. The Compensation & Organization Committee reviews the Company’s human resources strategy in support of its business strategy at least annually and frequently discusses talent, talent development, incentives, challenges and opportunities with management during its meetings. The annual reviews include a detailed discussion of the Company’s executive leadership team, with a focus on succession planning for key positions at the senior management level. Following the Compensation & Organization Committee’s annual review, management presents its current succession plan and talent development strategies to the full Board for discussion.
In addition, the committees of the Board regularly discuss the talent pipeline for critical roles in their respective areas of oversight. High-potential leaders of the Company are given exposure and visibility to Board members through formal presentations, informal events, and one-on-one meeting opportunities at every regular Board meeting.
Communication with the Board
Shareholders and other interested parties are invited to contact the Board, in writing, concerning the Board and matters of corporate governance. Envelopes must be clearly marked “Board Communication” or “Director Communication.” The communication must identify the author and state whether the intended recipients are all members of the Board, a committee of the Board, or a specified director or directors. The Corporate Secretary routinely filters or redirects communications that are solicitations, consumer complaints, unrelated to the Company or its business, or pose a potential security risk to the addressee(s). Communications should be sent to OMNOVA’s headquarters at 25435 Harvard Road, Beachwood, Ohio 44122, addressed to the “Corporate Secretary” and marked “Confidential.”

Director compensation program
OMNOVA’s director compensation program seeks to further align the economic interests of the Company’s non-employee directors with the interest of OMNOVA’s shareholders. Annual compensation paid to each non-employee director of OMNOVA includes: (i) a cash fee and (ii) restricted share units. Directors do not receive additional per-meeting compensation for attending Board or committee meetings or Board-related activities, but OMNOVA reimburses reasonable expenses related thereto. Directors who serve in Board leadership roles (as chair of a committee or as the Board Chairman) receive additional cash fees for their increased responsibilities and time commitment. Ms. Noonan, an employee of OMNOVA, receives no compensation for her service as a director.
In early 2017, the Compensation & Corporate Governance Committee (predecessor to the Compensation & Organization Committee) reviewed OMNOVA’s director compensation program with the assistance of the committee’s independent compensation consultant, Pay Governance LLC. The review evaluated OMNOVA’s director compensation program in comparison to OMNOVA’s compensation peer group as well as twenty-five similarly sized Standard & Poors small cap companies. The review concluded that while OMNOVA’s director compensation program was structurally similar to the typical director compensation program in the evaluation group, the amount of compensation: (1) fell nearly 20% below the median of the comparison group and (2) fell below market norms for fees for committee chair service. After thorough review and discussion, the committee recommended, and the Board approved, the following director compensation program for 2017:

Annual Compensation Element	2017 ($)
Cash Fees	75,000
Annual Restricted Share Units Grant	90,000
Board Chairman Fee	70,000
Audit Committee Chair Fee	15,000
C&O Committee Chair Fee	12,500
SHE&S Committee Chair Fee	7,500
NCGC Committee Chair Fee	7,500
The changes to the director compensation program for 2017 represented the first update to the director compensation program since March 2014, and brought the program in line with the median director compensation program for the evaluation group described above. The Compensation & Organization Committee has determined to review director compensation on an annual basis to ensure that the program generally remains consistent with market practices.
Restricted share units
As part of each director’s annual compensation, OMNOVA grants to each director restricted share units under OMNOVA’s 2017 Equity Incentive Plan. The number of shares granted is equal to $90,000 divided by the average closing price per OMNOVA common share on the New York Stock Exchange for the thirty trading days preceding the grant date. Regardless of the results of the calculation, OMNOVA’s 2017 Equity Incentive Plan, approved by shareholders in March 2017, limits grants to any individual, non-executive director to 50,000 shares in the aggregate during any calendar year. Restricted share units generally vest on the later of one year from the grant date or the date a director separates from the Board.
Deferral of cash fees
The Company’s Deferred Compensation Plan for Non-Employee Directors, an unfunded plan, allows each director to defer to a future date payment of the director’s cash fees (including committee and Board chairman fees) into phantom shares that track the price of OMNOVA common shares, into an S&P 500 index fund, or into a stable-value cash fund in which quarterly interest is credited. All distributions from the Deferred Compensation Plan for Non-Employee Directors are settled in cash, regardless of the investment program selected by the director.

2017 director compensation table
The following table sets forth certain information regarding the compensation earned by or paid to each non-employee director who served on the Board of Directors during the 2017 fiscal year.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	Total ($)
David J. D'Antoni	75,000	90,102	—	165,102
Janet Plaut Giesselman (2)	87,500	90,102	—	177,602
Joseph M. Gingo	75,000	90,102	—	165,102
Michael J. Merriman (2)	82,500	90,102	—	172,602
James A. Mitarotonda	75,000	90,102	—	165,102
Steven W. Percy (2)(3)	90,000	90,102	52,500	232,602
Larry B. Porcellato (2)	82,500	90,102	—	172,602
Allan R. Rothwell	75,000	90,102	—	165,102
William R. Seelbach (2)	145,000	90,102	—	235,102
Robert A. Stefanko	75,000	90,102	—	165,102

(1)
Amounts reported as “Stock Awards” reflect the grant date fair value of restricted share units awards calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). See Note O to the Consolidated Financial Statements contained in our 2017 Annual Report for an explanation of the assumptions made in valuing these awards.

On March 21, 2017, each of the directors received a grant of 9,956 restricted share units at a grant date fair market value of $9.05 per share. The number of restricted share units each director received was based on the equity grant value for the director compensation program, $90,000, divided by the thirty trading-day average price for OMNOVA’s common shares through March 20, 2017 ($9.04).
The aggregate amount of restricted share units shares held by each director at the Company’s fiscal year end 2017 is included for each director under the Column “Restricted Share Units” in the table “Ownership of OMNOVA Securities” found on page 18 of this proxy statement. Although that table is reported as of the record date, January 22, 2018, no director’s holdings of restricted share units shares changed from the end of fiscal 2017 through the record date. No director presently holds options for OMNOVA common shares.

(2)
Includes an additional retainer in respect of Board Chairman or Board committee chair responsibilities as follows: Janet Plaut Giesselman, $12,500 for service as chair of the Compensation & Organization Committee; Michael J. Merriman, $7,500 for service as chair of the Nominating & Corporate Governance Committee; Steven W. Percy, $15,000 for service as chair of the Audit Committee; Larry B. Porcellato, $7,500 for service as chair of the Safety, Health, Environmental & Security Committee; William R. Seelbach, $70,000 for service as Chairman of the Board of Directors.

(3)
In February 2000, the Board froze its Retirement Plan for Non-Employee Directors. Mr. Percy is the only currently-serving director who participated in this plan prior to the freeze and, in accordance with an election made at the time the plan was frozen, he has not accrued any additional service benefit since February 2000. The value of the benefit under the plan is based solely on the director’s tenure with the Board and the amount of the annual cash and equity retainer payable to directors at the time the benefit is paid. Therefore, the amount of the potential benefit is only subject to change in years where there is an overall change to directors’ compensation. Because there was a change to director compensation for the 2017 fiscal year, this column reflects the change in the value of Mr. Percy’s benefit under the plan during the 2017 fiscal year.

Corporate governance documents
OMNOVA’s Board committee charters, its Corporate Governance Guidelines, and its Business Conduct Policies (Code of Ethics) are all available on OMNOVA’s website: www.omnova.com. Copies of these documents will be delivered, free of charge, to any shareholder who contacts OMNOVA’s Corporate Secretary in writing at 25435 Harvard Road, Beachwood, Ohio 44122.
Corporate Governance Guidelines
The Board of Directors has adopted written Corporate Governance Guidelines that detail the Board’s corporate governance duties and responsibilities, many of which are described in this proxy statement. The Corporate Governance Guidelines are reviewed annually and updated periodically to take into consideration best practices in corporate governance and changes in applicable laws and regulations.
Business Conduct Policies (Code of Ethics)
OMNOVA is committed to the highest standards of personal and professional integrity and ethics. OMNOVA employees and directors are held to the standards set forth in the OMNOVA Solutions Business Conduct Policies, a code of ethics adopted by the Company. The Business Conduct Policies, which are reviewed and approved annually by the Audit Committee, cover a variety of subjects including sales practices, conflicts of interests, insider trading, financial reporting, mutual respect, environmental compliance, and compliance with laws. Only the Board is authorized to waive any provision of the Policies for OMNOVA’s executive officers or directors, and any waiver granted to executive officers or directors will be promptly disclosed on OMNOVA’s website. No such waivers were applied for or granted during the 2017 fiscal year.

Ownership of OMNOVA Securities
The following table reports the number of OMNOVA equity securities that were beneficially owned by the directors of the Company, the Named Executive Officers (as identified on page 21 of this proxy statement), and all directors and executive officers of the Company as a group. The table also sets forth the beneficial ownership of each person who has publicly reported ownership of more than 5% of OMNOVA’s common shares. Beneficially-owned OMNOVA equity securities include directly and indirectly-owned OMNOVA common shares and unvested restricted shares, as well as OMNOVA common shares that can be acquired within 60 days of the record date, Monday, January 22, 2018, through the exercise of an option or through the vesting of restricted share units, performance shares, or other share-based grants.
This information is provided as of the record date, except where otherwise noted.

Name	Common and Restricted Shares (#)(1)	Restricted Share Units (#)(2)	Total Beneficial Ownership (#)(3)	Total Beneficial Ownership as a % of Outstanding Common Shares (4)
Jay T. Austin (5)	82,588	—	82,588	0.18%
David J. D'Antoni	20,023	80,785	100,808	0.22%
Paul F. DeSantis	76,488	—	76,488	0.17%
Janet Plaut Giesselman	—	31,728	31,728	0.07%
Joseph M. Gingo	5,000	31,728	36,728	0.08%
James C. LeMay	108,357	—	108,357	0.24%
Michael J. Merriman	3,000	78,571	81,571	0.18%
James A. Mitarotonda (6)	1,010,138	31,728	1,041,866	2.33%
Marshall D. Moore	7,800	10,400	18,200	0.04%
Anne P. Noonan	56,860	—	56,860	0.13%
Steven W. Percy	15,617	80,785	96,402	0.22%
Larry J. Porcellato	7,500	76,554	84,054	0.19%
Allan R. Rothwell	—	65,979	65,979	0.15%
William R. Seelbach	59,523	80,785	140,308	0.31%
Robert A. Stefanko	2,513	80,785	83,298	0.19%
All 15 Directors and Executive Officers as a group (5)	1,423,196	649,828	2,073,024	4.63%
Royal Bank of Canada (7)	4,801,138	—	4,801,138	10.71%
Wellington Management Company, LLP (8)	4,433,329	—	4,433,329	9.89%
BlackRock et. al. (9)	3,390,028	—	3,390,028	7.57%
Bank of New York Mellon Corporation (10)	2,776,436	—	2,776,436	6.20%

(1)
This column includes each director’s or executive officer’s holdings or beneficial ownership of OMNOVA common shares and OMNOVA restricted common shares, as well as OMNOVA common shares held by executive officers in the OMNOVA Solutions Inc. Employee Share Purchase Plan or the OMNOVA common share stock fund of OMNOVA Solutions Retirement Savings Plan.

(2)
Restricted share units are granted annually to executives and to non-employee directors under OMNOVA’s 2017 Equity Incentive Plan. For executive officers, only restricted share units that are scheduled to vest within 60 days of the record date, Monday, January 22, 2018, are considered “beneficially owned” for purposes of this table. For more information concerning executive compensation, please see the discussion under the heading “Compensation Discussion & Analysis” beginning on page 21 of this proxy statement. For more information about director compensation, please see page 15 of this proxy statement.

(3)
The amounts reported in this column do not include shares that are committed for payment in cash upon vesting or distribution. Shares excluded for those reasons include shares held by directors under the Directors Deferred Compensation Plan and performance shares granted to executive officers under OMNOVA’s Long-Term Incentive Plan that are committed for payment in cash.

(4)
The percentages reported in this column for each of OMNOVA’s directors, executive officers, and holders of more than 5% of OMNOVA common shares are based on OMNOVA’s 44,809,851 outstanding common shares on the record date, January 22, 2018.

(5)
Mr. Austin separated from the Company and was no longer an executive officer effective as of January 11, 2018. Per SEC requirement, Mr. Austin’s beneficial ownership is reported as of January 11, 2018. His ownership is excluded from the row “All 15 Directors and Executive Officers as a group” as he was not an executive officer of the Company on January 22, 2018.

(6)
The amounts reported for Mr. Mitarotonda under the “Common and Restricted Shares” column include 944,454 shares held directly by Barington Companies Equity Partners, L.P. (“Barington Equity”), and 65,684 shares held in the account of MSF Partners, LLLP (“MSF Account”), for which Barington Companies Investors, LLC (“Barington Investors”) serves as investment adviser. Mr. Mitarotonda is the sole stockholder of LNA Capital Corp. (“LNA”), the general partner of Barington Capital Group L.P. (“Barington Capital”), which is in turn the majority member of Barington Investors. Barington Investors serves as the general partner of Barington Equity. Accordingly, each of Mr. Mitarotonda, LNA, Barington Investors, and Barington Capital may be deemed to have sole power to vote and dispose of the shares owned by Barington Equity and the shares held in the MSF Account. Barington Equity may be deemed to have sole power to vote and dispose of the shares it owns directly. Mr. Mitarotonda disclaims beneficial ownership of any such shares except to the extent of his pecuniary interest therein.

(7)
Based solely upon information contained in the Schedule 13F-HR filed by the Royal Bank of Canada (“RBC”) with the Securities and Exchange Commission on November 14, 2017. RBC reported that as of September 30, 2017, it had (a) shared investment discretion with RBC Global Asset Management (U.S.) for 4,801,134 shares, for which it had shared voting authority over 3,311,148 shares, and no voting authority over the remaining 1,489,986 shares, and (b) shared investment discretion with RBC Capital Markets, LLC for, and sole voting authority, over 4 shares. The reported address of RBC is 200 Bay Street, Toronto, Canada, A6 M5J2J5.

(8)
Based solely upon information contained in the Schedule 13F-HR filed by Wellington Management Group LLP (“Wellington”) with the Securities and Exchange Commission on November 13, 2017. Wellington reported that as of September 30, 2017, it had (a) shared investment discretion with Wellington Management Company LLP over 3,607,991 shares, of which it had shared voting authority over 2,838,311 shares and no voting authority over the remaining 769,680 shares, (b) shared investment discretion and voting authority with Wellington Trust Company, NA and Wellington Management Company LLP over 732,021 shares, and (c) shared investment discretion with Wellington Management International Ltd. for, but no voting authority over, 93,317 shares. The reported address of Wellington is 280 Congress Street, Boston, MA 02210.

(9)
Based solely upon information contained in the Schedules 13F-HR filed with the Securities and Exchange Commission on November 14, 2017 by each of BlackRock, Inc., BlackRock Advisors, LLC, BlackRock Fund Advisors, BlackRock Investment Management, LLC, BlackRock Group Limited, and BlackRock Institutional Trust Company, N.A. The entities reported their beneficial ownership of OMNOVA common shares as follows, as of September 30, 2017: (a) BlackRock, Inc. had (i) sole investment discretion over 10,176 shares, of which it had sole voting authority over 6,223 shares, and no voting authority over the remaining 3,953 shares; (b) BlackRock Advisors, LLC had sole investment discretion and voting authority over 145,197 shares; (c) BlackRock Fund Advisors had sole investment discretion and voting authority over 1,413,460 shares; (d) BlackRock Investment Management, LLC had sole investment discretion and voting authority over 161,171 shares; (e) BlackRock Group Limited had sole investment discretion over 71,975 shares, of which it had sole voting authority over 20,734 shares and no voting authority over 51,241 shares; and (f) BlackRock Institutional Trust Company, N.A. had sole investment discretion over 1,588,049 shares, of which it had sole voting authority over 1,499,865 shares, and no voting authority over 88,184 shares. BlackRock, Inc. specifically disclaims investment discretion over the holdings reported by its subsidiaries. The reported address of BlackRock Inc. is 55 East 52nd Street, New York, NY 10022.

(10)
Based solely upon information contained in the Schedule 13F-HR filed by Bank of New York Mellon Corporation (“BNYM”) with the Securities and Exchange Commission on November 6, 2017. BNYM reported that as of September 30, 2017, it had (a) shared investment discretion with The Bank of New York Mellon, and sole voting authority, over 306,695 shares; (b) shared investment discretion with The Boston Company Asset Management, LLC, and sole voting authority, over 979,881 shares; (c) shared investment discretion with The Dreyfus Corporation, and sole voting authority, over 1,427,710 shares; (d) shared investment discretion with Mellon Capital Management Corporation over 61,822 shares, of which it had sole voting authority over 23,487 shares and no voting authority over the remaining 38,335 shares, and (e) shared investment discretion with BNY Mellon Capital Markets, LLC, and sole voting authority, over 328 shares. The reported address of BNYM is 225 Liberty Street, New York, NY 10286.

Equity ownership requirements and holding periods
The Compensation and Corporate Governance Committee of the Board has determined that: (i) each non-employee director should own at least 40,000 equity securities of OMNOVA; (ii) the Chief Executive Officer should own at least 350,000 equity securities of OMNOVA; and (iii) the other executive officers should own at least 75,000 equity securities of OMNOVA. Until the ownership guidelines are satisfied, executive officers (including the Chief Executive Officer) are not permitted to sell any OMNOVA common shares that are acquired upon the vesting of restricted shares or restricted share units, the issuance of any stock-based performance shares, or the exercise of stock options (other than those that may be sold to cover withholding taxes). Newly-elected directors and officers are required to come into compliance with the equity ownership requirements within five years of their appointment or election. As of the record date for the Annual Meeting, January 22, 2018, all officers or directors were in compliance with these requirements, or on track to come into compliance with these requirements within the timeline established by the Committee.
Hedging and pledging
OMNOVA strictly prohibits its directors and executive officers from engaging in hedging transactions involving OMNOVA equity securities or from pledging OMNOVA equity securities as collateral for any transaction. During the 2017 fiscal year, no director or executive officer hedged against, or pledged as collateral, any OMNOVA securities.
Section 16(a) beneficial ownership reporting compliance
OMNOVA’s directors, executive officers, and beneficial owners of more than 10% of any class of equity securities of OMNOVA are required to report their ownership and certain changes in ownership of OMNOVA equity securities to the Securities and Exchange Commission. The Securities and Exchange Commission has established certain due dates and requirements for these reports. Based solely on a review of copies of such reports furnished to OMNOVA or written representations that no other reports were required, OMNOVA knows of no director or executive officer who failed to timely file any report required to be filed during the 2017 fiscal year.

Compensation Discussion & Analysis
This Compensation Discussion & Analysis (“CD&A”) provides an overview of OMNOVA’s executive compensation philosophy and practices, and the factors considered by the Compensation & Corporate Governance Committee in granting, and its successor, the Compensation & Organization Committee, in delivering, executive compensation for the 2017 fiscal year. The two committees are referred to in this CD&A, collectively, as the “Committee”.
This CD&A focuses on the individuals named in the following table (the “Named Executive Officers”), with their respective titles during the fiscal year and the year of hire or promotion to those roles listed next to their names. In its Current Report on Form 8-K filed on January 12, 2018, the Company disclosed that Mr. Austin’s position had been eliminated as of January 11, 2018 and that he would be leaving the Company.

Name	Current Title	Year Hired / Promoted
Anne P. Noonan	President and Chief Executive Officer	2016
Paul F. DeSantis	Senior Vice President and Chief Financial Officer; Treasurer	2014
James C. LeMay	Senior Vice President, Corporate Development; General Counsel	2000
Jay T. Austin	Former Senior Vice President, Global Operations and Supply Chain	2017
Marshall D. Moore	Chief Technology Officer and Senior Vice President, Operations	2018
To review some of the elements of OMNOVA’s performance for the 2017 fiscal year that were considered by the Committee in determining the compensation of the Named Executive Officers, please see page S-2 of this proxy statement.
The definition of certain financial goals and metrics (Weighted Working Capital Days, EBIT, EPS, Segment Operating Profit, ROAE, ROIC and Relative TSR) used throughout this discussion can be found on page 39 of this proxy statement.
Compensation practices
OMNOVA’s compensation program incorporates a number of best practices in executive compensation program governance:

What we do	What we do not do
Place a significant portion of executive compensation at risk	No active supplemental executive retirement plans
Impose meaningful share ownership and holding requirements	No hedging or pledging of OMNOVA securities by executives or directors
Regularly review share utilization by compensation plans	No “timing” of equity grants
Include relative performance as a component of long-term performance incentives	No repricing of stock options without shareholder approval
Include minimum performance requirements and maximum performance caps on performance-based compensation	No duplication of metrics in annual and long-term incentive plans
Tie annual and long-term incentives to objective performance measures	No new executive plans or agreements with tax gross ups
Set rigorous annual and long-term incentive performance objectives	No “single-trigger” change in control provisions in incentive compensation plans (beginning in 2017) or employment agreements
Balancing executive compensation to encourage prudent risk taking	No guaranteed minimum bonuses
Maintain an executive compensation recovery policy	No factors that encourage excessive risk taking, which is assessed annually
Measure long-term performance over a three-year horizon

Compensation philosophy
OMNOVA operates in the highly competitive specialty chemicals and engineered surfaces industries. To grow the business and compete on a global scale, the Company must successfully recruit, reward, and retain talented business leaders, and they, in turn, must perform for the Company and drive its strategy at a high level. To that end, the Committee is committed to maintaining a compensation program driven by a pay-for-performance philosophy that is aligned with the interest of OMNOVA shareholders in sustainable, long-term, profitable growth.
The Committee believes this philosophy is best implemented through a compensation program that:

•	establishes a straightforward and transparent connection between incentive compensation opportunities and the short-term and long-term performance of the Company;

•	is market-competitive and reasonable; and

•	contributes to attracting and retaining high-caliber executives who can contribute to the Company’s success.
In determining whether this philosophy is being delivered, the Committee considers both compensation reported in the Summary Compensation Table (provided on page 41 of this proxy statement) and “Realized Compensation.” The Committee believes that the Summary Compensation Table, which is structured in accordance with SEC requirements, does not provide the best format for evaluating the links between the Chief Executive Officer’s performance and her compensation. After considering possible alternatives, the Committee concluded that Realized Compensation is the most easily understood measure of compensation actually earned by the Chief Executive Officer as a result of performance outcomes.
“Realized Compensation” for a fiscal year is defined as the sum of base salary and annual incentives, the value of the performance awards earned for performance periods ending during that fiscal year, and the value of restricted shares that vested during that fiscal year. Realized Compensation measures the value of long-term variable and performance-based compensation that has been earned or vested during the year due to the attainment of performance goals and changes in OMNOVA’s common share price over time. By contrast, compensation reported in the Summary Compensation Table includes the accounting value of long-term variable and performance-based compensation that was granted during the year (valued as of the date it was granted). Realized Compensation excludes amounts reported in: (1) the “Change in Pension Value” column of the Summary Compensation Table, because this column reports changes in actuarial or accounting present value of certain benefits (not actual compensation “in hand”), and (2) the “All Other Compensation” column of the Summary Compensation Table, because this column reports amounts that are not performance-based and amounts that are required to be reported in the current fiscal year (regardless of when paid) as a result of a separation from employment with the Company.
To illustrate how Realized Compensation more clearly shows compensation paid for performance outcomes, during fiscal year 2017, Ms. Noonan earned compensation for the vesting of performance shares granted to her in early 2016. Achievement against performance goals for these shares was measured during a period that began in fiscal 2016 and concluded at the end of fiscal 2017. Based on achievement against these goals, Ms. Noonan earned approximately 78% of the target performance shares. However, because the price of the Company’s common shares increased significantly during fiscal 2016 and 2017 (from $6.92 on December 1, 2015 to $10.70 at November 30, 2017), the value of the performance shares that she earned was significantly higher (138%) than the grant date fair value of the performance shares. In other words, while Ms. Noonan earned fewer performance shares than expected, the shares she did earn were significantly more valuable at vesting than when they were granted.
The value of these performance shares only appears in Ms. Noonan’s Summary Compensation Table data for fiscal 2016 based on their grant date fair value (the target number of performance shares granted multiplied by the price of OMNOVA common shares on January 20, 2016). However, the Summary Compensation Table does not report (and provides no method to report) the value Ms. Noonan actually earned for those performance shares at the end of fiscal 2017. Accordingly, the Summary Compensation

Table cannot show the impact of performance (either performance against goals or share price performance) on the number and value of performance shares earned by Ms. Noonan.
Similarly, during 2017, Ms. Noonan vested in restricted shares that were granted in connection with her hire by the Company in 2014. Over the three-year vesting period, the value of these restricted shares increased with the increase in OMNOVA’s share price (from $7.39 on September 22, 2014 to $9.10 on September 22, 2017). As with the performance shares, the value of these restricted shares at vesting is not included in Ms. Noonan’s Summary Compensation Table data for fiscal 2017. Instead, Ms. Noonan’s Summary Compensation Table data for fiscal 2017 includes the value of restricted share units that were granted to her in February 2017 at their grant date fair value.
Accordingly, the Committee emphasizes Realized Compensation when considering whether its pay-for-performance compensation philosophy is being effectively implemented, because Realized Compensation focuses on the compensation actually earned for performance outcomes, while the Summary Compensation Table which focuses on the accounting expense of compensation at grant.
The following chart shows the total Summary Compensation Table compensation (“Reported Compensation”), and the corresponding Realized Compensation, for the Chief Executive Officer for the past three fiscal years. Amounts for fiscal years 2015 and 2016 relate to compensation paid to the Company’s former Chief Executive Officer, who resigned from the Company effective at the end of the 2016 fiscal year. Amounts for the 2017 fiscal year relate to compensation paid to the Company’s current Chief Executive Officer, Ms. Noonan.

CEO 3-Year Reported vs. Realized Compensation
Millions
$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$-
$2.95
$0.06
$0.86
$0.69
$0.57
$0.77
$2.64
$0.08
$1.21
$0.57
$0.77
$6.71
$3.57
$0.09
$0.77
$0.89
$0.60
$0.79
$3.02
$1.10
$0.53
$0.60
$0.79
$2.89
$0.08
$1.09
$0.44
$0.64
$0.64
$1.93
$0.28
$0.36
$0.64
$0.64
Reported
Realized
2015
Reported
Realized
2016
Reported
Realized
2017
Salary
Annual Incentive
Time Based Equity
Performance Shares
All Other Compensation
Severance
Change in Pension Value and NQDC

The above chart and discussion are not intended as a substitute for the 2017 Summary Compensation Table and the other disclosures beginning on page 41 of this proxy statement. Instead, they provide additional information designed to give shareholders a concise method of understanding how performance-outcomes affect the actual compensation earned by the Named Executive Officers.

Key compensation components
The components of OMNOVA’s direct compensation program, and recent actions and adjustments, are summarized below.

Element	Characteristic	Purpose	Recent Actions and Adjustments
Base Salary	Fixed compensation, subject to annual review and adjustment in the Committee’s discretion	Provide market-competitive wages reflective of the responsibilities and duties of the individual’s role and contribution
For 2017, the Committee approved a market increase in the salaries of the Named Executive Officers (other than the Chief Executive Officer), in the range of 3-4%. Ms. Noonan’s base salary was established at her promotion to Chief Executive Officer on December 1, 2016.

In connection with Mr. Moore’s promotion to Chief Technology Officer and appointment as an executive officer, the Committee set Mr. Moore’s base salary at $280,000. In connection with Mr. Austin’s acceptance of new responsibilities for global operations, the Committee increased his base salary to $315,000.

Please see “Base salary” for additional details.

Annual Incentive	At-risk, performance-based compensation, tied to the achievement of short-term financial and strategic goals	Motivate and reward executives for achieving annual financial and strategic goals and value creation for shareholders
2017 annual incentives were funded by the Committee at 100% of target reflecting above threshold EBIT performance (weighted at 80%) and maximum Weighted Working Capital Days performance (weighted at 20%).
In designing the 2017 annual incentive plan, the Committee maintained from 2016 the levels of bonus opportunities as a percentage of salary for target performance for all Named Executive Officers. The Chief Executive Officer’s bonus opportunities were established at her promotion to Chief Executive Officer on December 1, 2016.
Please see “Annual incentive” for additional details.

Performance Shares	At-risk, performance-based compensation, tied to (i) the achievement of performance goals over a three-year period and (ii) the Company’s share price appreciation during that period	Focus executives on financial and strategic objectives over a longer measurement period, and reward performance and long-term value creation for shareholders
Payouts for the 2016-2017 performance shares were funded at 78% of target. Performance on the two-year cumulative EPS metric (weighted at 80%) and on the Average ROAE metric (weighted at 20%) were above threshold but below target, resulting in the Named Executive Officers earning a below-target number of performance shares. However, he overall value of the 2016-2017 performance shares increased due to the improvement in OMNOVA’s common share price during 2016-2017 period.
The Committee revised the performance objectives used for performance shares, and began a transition to a longer performance measurement period for performance shares, with grants made in early 2017. Performance opportunities were unchanged from 2016, although 2017 reflects the first year Ms. Noonan was granted performance shares reflecting her role as the Company’s Chief Executive Officer.
Please see "Long-term incentive—Performance shares" for additional details.

Time-Based Equity	At-risk, service-based compensation linked to OMNOVA’s share price appreciation over a three-year cliff vesting period	Enhance the long-term retention of high-caliber executives while motivating actions focused on long-term share price appreciation
For 2017, the Committee maintained the value of time-based equity for the Named Executive Officers (other than Ms. Noonan) at 35% of base salary. The value of Ms. Noonan’s time-based equity grant, at 75% of base salary, was established at her promotion to Chief Executive Officer on December 1, 2016.
For 2017 and forward, the Committee determined to issue time-based equity for all OMNOVA employees, including Named Executive Officers, in the form of restricted share units (rather than restricted shares) to provide retirement-eligible employees with more certainty in tax planning. Please see “Long-term incentives—Time-based equity” for additional details.

Each year the Committee evaluates the mix of compensation components that the Chief Executive Officer and the Named Executive Officers would receive assuming target performance across all compensation components. The mix is set based upon competitive market pay data for executive officers having similar roles to the Named Executive Officer, as well as individual performance considerations. Generally, the mix of compensation components is consistent between the Named Executive Officers (other than the Chief Executive Officer). With respect to long-term incentives, the Committee emphasizes performance-based grants over time-based equity, which is more consistent with the Company’s performance culture and increases the compensation program’s alignment with shareholders’ interests.

For fiscal year 2017, approximately 78% of the target compensation opportunity for OMNOVA’s Chief Executive Officer, and approximately 63%, on average, of the target compensation opportunity for the other Named Executive Officers, was at risk, as illustrated in the following charts:

The subsequent pages describe how each component of compensation was determined for the Named Executive Officers for the 2017 fiscal year.
Base salary
Generally, the Committee seeks to maintain base salaries for the Named Executive Officers within a reasonable range of the market median for executive officers having similar responsibilities in comparably-sized companies. Base salaries are established and reviewed by the Committee for each Named Executive Officer every year.
The Board of Directors established Ms. Noonan’s 2017 salary with her promotion to the role of Chief Executive Officer on December 1, 2016. In establishing her base salary, the Board conducted a market assessment, with the support of the Committee’s independent compensation consultant, Pay Governance LLC, of the starting base salaries for internally-promoted chief executive officers. The assessment concluded that the median base salary for an internally-promoted chief executive officer is approximately 85% of a departing chief executive officer’s salary. Accordingly, the Board set Ms. Noonan’s base salary for 2017 at $640,000 (approximately 81% of the base salary of OMNOVA’s prior Chief Executive Officer and below the median of the Company’s peer group).
For fiscal 2017, the Committee approved market salary increases ranging between 3% and 4% for the Named Executive Officers (excluding the Chief Executive Officer). In connection with his promotion to Senior Vice President and Chief Technology Officer, as well as his election as an executive officer of the Company, the Committee approved a base salary of $280,000 for Mr. Moore. Accordingly, Mr. Moore did not receive a market salary increase. Mr. Austin initially participated in the market increase of Named Executive Officer base salaries described above. Subsequently, upon accepting additional responsibility for managing the Company’s global operations, the Committee increased Mr. Austin’s salary to $315,000 (which resulted in an overall base salary increase for Mr. Austin of approximately 9% from 2016).
With respect to both the general market salary increase and the increases for Messrs. Austin and Moore, the Committee conducted a market assessment with the support of Pay Governance LLC. Even after these salary changes, the salaries of the Company’s Named Executive Officers (other than the Chief Executive Officer) continued to approximate market medians for similarly-situated executive officers within the Company’s peer group and other companies of OMNOVA’s size.

Annual incentive
All Named Executive Officers (including the Chief Executive Officer) participate in the OMNOVA Annual Incentive Plan, a performance-based cash incentive program. Annual incentive payments are earned based on the Company’s achievement against performance goals tied to short-term financial and strategic measures established by the Committee early in the fiscal year. In establishing annual incentive performance goals, the Committee sets a target level of performance, as well as a threshold level of performance (under which no incentive bonus is earned) and a maximum level of performance (over which no greater incentive bonus is can be earned).
For the 2017 annual incentive, the Committee maintained the level of each Named Executive Officer’s annual incentive opportunity (other than the Chief Executive Officer) at 2016 levels. The Named Executive Officers (other than Ms. Noonan) were each eligible for an annual incentive opportunity ranging from 30% of base salary at threshold performance to 120% of base salary at maximum performance, with target performance set at 60% of base salary.
Ms. Noonan’s 2017 annual incentive opportunities were established by the Board at 50% of her base salary at threshold performance to 200% of her base salary at maximum performance, with target performance set at 100% of her base salary. Ms. Noonan’s target opportunity of 100% remained unchanged from OMNOVA’s prior Chief Executive Officer. However, as part of the Board’s assessment of the Chief Executive Officer compensation program at her hire, the Committee established higher threshold and maximum opportunities for Ms. Noonan (50% and 200% of base salary, respectively, compared with 33% and 150% of base salary for the prior Chief Executive Officer), which increases were offset with a reduction of time-based equity grants described under the heading “—Time-based equity” below.
The Committee seeks to establish rigorous annual incentive performance goals, aligned with the corporate strategy, that incentivize the Named Executive Officers to achieve enhanced business performance and to increase the Company’s value for shareholders. Structurally, below-target performance will result in below-median annual incentives, and above target performance will result in above-median annual incentives. From 2013 through 2017, the annual incentive program has, on average, paid bonuses at 62% of the target incentive opportunity to the Chief Executive Officer, including two years in which at or near-target performance was achieved (2016 and 2017), and one year in which performance fell below threshold resulting in no incentive payment (2014). The following chart illustrates the effect of the Committee’s challenging goal setting on the annual incentives actually paid to the Chief Executive Officer (as a percentage of the target opportunity) over the last five fiscal years:
The annual incentives for 2017 required achievement against two performance goals: (1) EBIT, weighted at 80%, (2) Weighted Working Capital Days, weighted at 20%. EBIT, a measure of the Company’s operating profit, directly affects short-term shareholder value and is therefore afforded the greatest weight. Likewise, the Committee continued evaluating Weighted Working Capital Days for 2017 to tie a significant portion of the Chief Executive Officer’s and Named Executive Officers’ compensation to the Company’s strategic goal of significantly reducing its overall working capital. For 2017, the Committee eliminated volume and sales growth goals, recognizing that the Company’s strategic evolution toward becoming a premier global innovative specialty solutions provider would require the Company to be agile in both acquiring and divesting lines of business in its portfolio. Setting absolute volume and sales targets would be inconsistent with the strategic flexibility needed to critically evaluate and make decisions concerning the Company’s portfolio (which might temporarily inflate or reduce volume and sales for any given period).
If threshold performance is not achieved on the EBIT performance goal, no portion of the annual incentive is paid for the year even if the Weighted Working Capital Days goal is at or above threshold. If threshold performance is not achieved on the Weighted Working Capital Days goal, the portion of the incentive attributed to Weighted Working Capital Days is not funded for the year.
When establishing the level of EBIT and Weighted Working Capital Days performance at each opportunity level for 2017, the Committee considered (among other things): (1) with respect to target, the level of performance the Company anticipated achieving as part of its 2017 operating plan, (2) with respect to threshold, setting threshold performance higher than the Company’s actual performance results for 2016, and (3) with respect to maximum, setting a level of performance that would demonstrate a significant improvement over the Company’s then-current performance, while being reasonably achievable with outstanding efforts.
The following table shows the levels of required performance determined by the Committee for the 2017 annual incentive plan, OMNOVA’s performance against those performance goals, and the calculated and approved funding for the 2017 annual incentive plan:

Metric	Performance Required			Actual Result	Funding Rate	Weight	Weighted Funding
	Threshold	Target	Maximum
EBIT (in $ millions)	53.6	59.8	65.4	57.5	81.5%	80%	65.2%
Weighted Working Capital Days	63.4	60.7	57.7	57.4	200.0%	20%	40.0%
			Total Plan Funding				105.2%
			Committee Approved Funding				100.0%
Performance falling between threshold and target, or between target and maximum, is interpolated. The Named Executive Officers cannot receive an annual incentive payment in excess of the maximum opportunity. Based on the Committee’s approved funding level, the Committee confirmed the following payouts for the 2017 annual incentive plan:

Name	Target Annual Incentive ($)	Achieved Payment ($)	Award (% of Base Salary)
Anne P. Noonan	640,000	640,000	100%
Paul F. DeSantis	269,400	269,400	60%
James C. LeMay	225,300	225,300	60%
Jay T. Austin	189,000	189,000	60%
Marshall D. Moore	168,000	168,000	60%

Long-term incentives
Performance shares
The Chief Executive Officer and the Named Executive Officers are eligible to receive performance shares through the OMNOVA Long-Term Incentive Plan or the OMNOVA 2017 Equity Incentive Plan. Performance shares are book entry units that track the price of OMNOVA common shares, and may be settled in cash or stock. The Committee’s historical practice has been to require that all performance shares be settled in cash at the end of the performance measurement period to prevent dilution from the issuance of performance shares.
The number of performance shares that can be earned depends upon achievement against performance goals established by the Committee at the beginning of the performance measurement period. In establishing performance goals for the performance shares, the Committee sets a target level of performance, as well as a threshold level of performance (under which no performance shares are earned) and a maximum level of performance (over which no additional performance shares are earned).
As with the annual incentive, the Committee seeks to establish rigorous performance goals for performance shares which are aligned with the Company’s long-term strategic priorities and which promote growth in long-term shareholder value. Structurally, below-target performance will result in below-median long-term incentives, and above target performance will result in above-median long-term incentives. From 2013 to 2017, performance shares have been earned at 76% of the target opportunity, with significant variability between performance periods, including two performance measurement periods in which performance shares were earned well below the target opportunity (the 2013-2014 and 2014-2015 performance shares). The following chart illustrates the effect of the Committee’s challenging goal setting for the performance shares (reflected as the percentage of target performance shares earned) for performance measurement periods ending during the last five fiscal years:

Performance Shares History
(Measurement Periods Ending Between 2013 and 2017)
200%
150%
100%
50%
0%
Target
141%
38%
11%
110%
78%
2012-2013
2013-2014
2014-2015
2015-2016
2016-2017

To further align the value of performance shares to growth in long-term shareholder value, the final value of the performance awards is also determined by the change in the price of OMNOVA’s common shares during the performance measurement period. Accordingly, even if performance shares are earned at target performance, the amount ultimately paid in settlement of the performance shares may exceed (or fall below) the grant date value of the target opportunity due to the increase or decrease in OMNOVA’s common share price over the performance measurement period.
For long-term incentives granted before 2017, performance was measured over a cumulative two fiscal year period. Beginning with awards granted in 2017, the Committee implemented a transition of the performance measurement period to three fiscal years.

2016-2017 performance shares
For the performance measurement period beginning December 1, 2015 (the start of the 2016 fiscal year) and ending on November 30, 2017 (the end of the 2017 fiscal year) (the “2016-2017 Period”), the Committee established the number of performance shares that each executive could receive based on threshold, target, and maximum performance. To moderate day-to-day volatility in OMNOVA’s common share price, the Committee determined that the performance shares would be paid in cash based on the average value of OMNOVA’s common shares for the final thirty trading days of the 2016-2017 Period.
To determine the performance share opportunities for the Named Executive Officers, the Committee first determined the overall value of threshold, target, and maximum performance as a percentage of each officer’s base salary. The Committee set performance share opportunities for the Named Executive Officers at threshold, target, and maximum at 25%, 50%, and 100% of base salary, respectively, consistent with 2016 opportunities. Because Ms. Noonan was a Named Executive Officer (but not the Chief Executive Officer) at the time performance shares were granted to her for the 2016-2017 Period, Ms. Noonan’s opportunities (as a percentage of base salary) for the 2016-2017 Period remained the same as the other participating Named Executive Officers.
To determine the number of performance shares represented by the threshold, target, and maximum opportunities, the Committee divided the dollar value assigned to each level of performance by $6.18, the average closing price per OMNOVA common share for the first thirty trading days of the 2016-2017 Period. This procedure helps the Committee moderate day-to-day volatility in OMNOVA’s common share price and avoid the granting of an artificially high or low number of performance shares due solely to fortunate (or unfortunate) timing.
The Committee also established two weighted performance goals: a two-year cumulative EPS goal, weighted at 80%, and a two-year average ROAE goal, weighted at 20%. In the view of the Committee, two-year cumulative EPS is aligned to the long-term interests of shareholders and is commonly referred to by investors when making investment decisions. It therefore bears the greatest weight. Two-year average ROAE reflects the effectiveness of the Company’s strategic investments, its deployment of capital, and its efficient use of its assets in the production of EPS.
When establishing the level of cumulative EPS and average ROAE performance at each opportunity level for the 2016-2017 Period, the Committee considered (among other things): (1) establishing challenging objectives that reflected the Company’s overall improvement in financial and operating performance, (2) ensuring an appropriate relationship between the increase in compensation and the value realized by shareholders as performance increases from threshold to maximum, and (3) with respect to the maximum opportunity, setting performance objectives that would demonstrate a significant improvement over the Company’s then-current performance, while being reasonably achievable with outstanding efforts.
The following table provides the levels of required performance determined by the Committee for each performance goal for the 2016-2017 Period, OMNOVA’s actual performance against those performance goals, and the calculated and approved funding for the 2016-2017 Period:

Metric	Weight	Performance Required			Actual Result	Funding Rate	Weight	Weighted Funding
		Threshold	Target	Maximum
Two-Year Cumulative EPS	80.0%	$0.82	$1.23	$1.50	$1.06	79.2%	80%	63.4%
Two-Year Average ROAE	20.0%	6.86%	8.33%	9.33%	7.67%	77.6%	20%	15.5%
				Total Plan Funding				78.9%
				Committee Approved Funding				78.0%
The following table provides, for each Named Executive Officer (other than Mr. Moore, who was not an executive office when performance shares were granted for the 2016-2017 Period), the number of performance shares that could have been earned at each level of performance, the number of performance shares actually earned by that officer based on the funding approved by the Committee, and the cash amount that was paid to each Named Executive Officer in settlement of the performance shares.

Name(1)	Performance Shares Awarded at:			Performance Shares Earned (#)	Cash Value of Earned Performance Shares ($)(2)	Cash Value (% of Target Incentive Opportunity)	Cash Value (% of Base Salary)(3)
	Threshold (#)	Target (#)	Maximum (#)
Anne P. Noonan	16,600	33,300	66,500	25,940	283,784	138%	44%
Paul F. DeSantis	17,500	35,000	70,100	27,288	298,531	138%	66%
James C. LeMay	14,700	29,500	59,000	22,978	251,379	138%	67%
Jay T. Austin	11,800	23,600	47,300	18,400	201,296	138%	66%

(1)	Mr. Moore was not an executive officer at the time the performance shares were granted for the 2016-2017 Period.

(2)
The cash settlement value of the performance shares earned by the Named Executive Officers was determined by multiplying the number of earned performance shares by OMNOVA’s common share price for the final thirty trading days of the 2016-2017 Period ($10.94).

(3)
Ms. Noonan’s performance shares were granted based on her salary at the time of grant (when she was President of the Company’s former Performance Chemicals segment). Accordingly, the cash value of her earned performance shares as a percentage of base salary is less than the other participating Named Executive Officers (due to the increase in her salary when she became Chief Executive Officer on December 1, 2016).

2017-2019 performance shares
For a three-year performance period beginning on December 1, 2016 (the beginning of the 2017 fiscal year) and ending November 30, 2019 (the end of the 2019 fiscal year) (the “2017-2019 Period”), the Committee established the number of performance shares that each executive could receive for threshold, target, and maximum performance. As with the performance shares for the 2016-2017 Period, the Committee first determined the overall value of threshold, target, and maximum performance as a percentage of each officer’s base salary. These performance share opportunities remained unchanged from opportunities for the 2016-2017 Period (25%, 50%, and 100% of base salary) for the Named Executive Officers other than the Chief Executive Officer. Although the performance share opportunities for the Chief Executive Officer were unchanged from the prior year (60%, 125%, and 200% of base salary), Ms. Noonan was first able to participate in Chief Executive Officer-level performance share opportunities with the grant for the 2017-2019 Period. To determine the number of performance shares represented by the threshold, target, and maximum opportunities, the Committee divided the value of each level of performance by $9.43, the average closing price per OMNOVA common share for the thirty trading days preceding the grant date. The resulting number of performance shares for each officer was then rounded to the nearest hundred shares.
The following table provides the performance share opportunities that were determined by the Committee for each Named Executive Officer at each performance level:

Name	Performance Shares Awarded at:
	Threshold (#)	Target (#)	Maximum (#)
Anne P. Noonan	40,700	84,800	135,700
Paul F. DeSantis	11,900	23,800	47,600
James C. LeMay	10,000	19,900	39,800
Jay T. Austin	8,100	16,200	32,300
Marshall D. Moore	7,400	14,800	29,700
In connection with making performance share grants in early 2017, the Committee evaluated the performance metrics that it had previously employed to measure long-term performance, as well as the relative weighting of each performance metric within the measurement period. Following its review, the Committee concluded to make the following changes for performance shares issued in 2017. First, the Committee determined to continue using a cumulative EPS metric, given the direct connection between EPS growth and long-term value for the Company’s shareholders. However, the Committee determined to reduce the weighting of cumulative EPS to 40%, so that other long-term performance metrics could be emphasized. Second, the Committee elected to move from an average ROAE metric to an average ROIC metric, as ROIC more clearly reflects the Company’s capacity to generate returns through utilization of its productive assets than average ROAE, which is an important factor in evaluating the Company’s execution of its long-term strategic plans. The Committee determined that average ROIC would be weighted at 40%.
Lastly, in consideration of feedback received from the Company’s largest shareholders and other stakeholders, the Committee determined to include a relative performance metric, Relative TSR, to provide a goal linked directly to shareholder value. However, because Relative TSR may be influenced by factors other than the Company’s achievement of its long-term strategic objectives, and to observe the impact of relative performance in the compensation structure, the Committee set the weight of the Relative TSR metric at 20%. The Committee also determined that the comparison group for the Relative TSR metric would be those companies within the Russell 3000 classified as being in the “Materials” industry group and the “Chemicals” industry under the Global Industry Classification System as of the start of a performance measurement period.
Due to the competitive sensitivity and forward-looking nature of the Company-specific metrics used in the 2017-2019 Period, OMNOVA does not disclose, until the end of the performance period, the levels of performance required for the performance goals of an in-progress long-term incentive. The Committee nonetheless views those performance goals as challenging and subject to risk. With respect to the Relative TSR measure, the Committee established the threshold, target, and maximum objectives at the 25th, 50th, and 75th percentiles, respectively, of the Relative TSR comparison group’s performance.
Time-based equity
The Committee grants time-based equity to the Named Executive Officers to:

•	further align the interests of the Named Executive Officers to those of the Company’s shareholders by linking a component of compensation directly to OMNOVA’s share price;

•	help ensure that the Named Executive Officers establish and maintain robust share ownership positions; and

•	establish a strong incentive for the Named Executive Officers to remain with the Company over the long term.
Beginning with grants made in 2017, the Committee determined that time-based equity grants to Company employees (including the Named Executive Officers) should be made in the form of restricted share units, rather than restricted shares as previously employed by the Company. The Committee concluded that this change would add additional certainty in tax planning for OMNOVA’s retirement-eligible employees without adding any additional expense or administrative difficulty to these grants. Restricted share units provide the right to receive OMNOVA common shares at some point in the future. Employees are generally required to remain employed with OMNOVA until the scheduled vesting date to vest in the restricted share units.
Generally, the amount of time-based equity the Named Executive Officers receive is equal to a percentage of their base salary, divided by the average price of OMNOVA common shares for the thirty trading-days preceding the grant date. As with performance shares, this thirty-day average share price is employed to moderate volatility in the price of OMNOVA’s common shares. For 2017, the percentage of base salary used to determine the number of restricted share units for the Named Executive Officers (other than Ms. Noonan) was 35%, unchanged from time-based equity grants in 2016.
In establishing Ms. Noonan’s compensation program for 2017, the Board set Ms. Noonan’s time-based equity grant at 75% of her base salary, a reduction from percentage used for the prior Chief Executive Officer’s in 2016 (at 100% of base salary). This change resulted from the rebalancing of certain components of the Chief Executive Officer’s compensation program, as discussed under the heading “—Annual Incentive” above, to place greater emphasis on the performance component of Ms. Noonan’s long-term incentive.
On February 9, 2017, based on a thirty trading-day average share price of $9.43 through the close of trading on the prior day (and rounded to the nearest hundred shares), the Committee approved the following grants of restricted share units to the Chief Executive Officer and each of the other Named Executive Officers:

Name	Restricted Share Units (#)
Anne P. Noonan	50,900
Paul F. DeSantis	16,700
James C. LeMay	13,900
Jay T. Austin	11,300
Marshall D. Moore	10,400
The restricted share units will only vest if the executive remains employed with OMNOVA through the third anniversary of the date of grant, subject to the exceptions described under the heading “Potential Payments upon termination or change in control” beginning on page 48 of this proxy statement. The grant date fair value of the restricted share units for the Chief Executive Officer and each other Named Executive Officer is disclosed in the 2017 grants of plan-based awards table on page 43 of this proxy statement.
Other awards in fiscal year 2017
One-time 2017-2018 “bridge” performance shares
While evaluating the transition from a two-year to three-year performance measurement period for grants of performance shares to executive officers, the Committee noted that the Named Executive Officers would lose an opportunity to receive a performance-based payout in February 2019. This “gap year” would occur because the last two-year performance share program, the 2016-2017 performance shares, would be paid (if earned) in February 2018, while the first three-year performance share program, the 2017-2019 performance shares, would be paid (if earned) in February 2020. Concerned with the potential disincentive of a “gap year” in 2019, the Committee, with the assistance of Pay Governance LLC, evaluated various methods employed by public companies previously facing such transitions, including one-time cash grants, equity grants with various features, and performance-based grants.
After consideration, the Committee determined that a performance-based “bridge” program would be the most appropriate solution for the Company, given that the gap in compensation arose from the transition from a two-year to three-year measurement period for the Company’s performance shares. The Committee also determined that the “bridge” program should not increase the aggregate long-term incentive expense the Company would have otherwise experienced over the three-year transition period assuming the Committee had not required the transition.
Therefore, concurrently with granting the three-year 2017-2019 performance shares, the Committee established a final, two-year performance share program that would be payable, if earned, in February 2019. For a two-year performance period beginning on December 1, 2016 (the beginning of the 2017 fiscal year) and ending November 30, 2018 (the end of the 2018 fiscal year) (the “2017-2018 Period”), the Committee established a number of performance shares that each executive could earn for threshold, target, and maximum performance. To meet the its requirement concerning incentive expense, the Committee set performance share opportunities for the 2017-2018 Period at exactly half of the standard opportunities for a long-term performance incentive (30%, 62.5%, and 100% of base salary for the Chief Executive Officer, and 12.5%, 25%, and 50% of base salary for the other Named Executive Officers).
To determine the number of performance shares represented by the threshold, target, and maximum opportunities, the Committee divided the value of each level of performance by $9.43, the average closing price per OMNOVA common share for the thirty trading days preceding the grant date. The resulting number of performance shares for each officer was then rounded to the nearest hundred shares. The following table provides the performance share opportunities that were determined by the Committee for each Named Executive Officer at each performance level:

Name	Performance Shares Awarded at:
	Threshold (#)	Target (#)	Maximum (#)
Anne P. Noonan	20,400	42,400	67,900
Paul F. DeSantis	6,000	11,900	23,800
James C. LeMay	5,000	10,000	19,900
Jay T. Austin	4,000	8,100	16,200
Marshall D. Moore	3,700	7,400	14,800
Consistent with the three-year 2017-2019 performance shares, the Committee determined that performance for the two-year “bridge” program would be measured against the following metrics: two-year cumulative EPS (weighted at 40%), two-year average ROIC (weighted at 40%), and Relative TSR (weighted at 20%). Due to the competitive sensitivity and forward-looking nature of the Company-specific metrics used in the 2017-2018 Period, OMNOVA does not disclose, until the end of the performance period, the levels of performance required for the performance goals of an in-progress long-term incentive. The Committee nonetheless views those performance goals as challenging and subject to risk. With respect to the Relative TSR measure, the Committee established the threshold, target, and maximum objectives at the 25th, 50th, and 75th percentiles, respectively, of the Relative TSR comparison group’s performance.
Deferred new hire bonus
During fiscal 2017, Mr. Moore received a cash payment of $103,587, resulting from the vesting of a deferred new hire cash bonus granted to him when was hired by OMNOVA in 2015.
Other compensation elements
Executive officers receive additional compensation in the form of vacation, medical, life insurance, disability, and other benefits generally available to all of our employees. In addition, executive officers are eligible for the following benefits.
Perquisites
Executive officers receive certain limited perquisites intended to help ensure their continued health, to ease their transition into executive leadership with OMNOVA, and to support their continued focus on business matters. In this regard, OMNOVA pays the expense of annual physicals, related tests, and travel vaccinations for each executive officer, and pays for (or reimburses the cost of) financial planning, tax preparation, and estate planning services. New executive officers may also receive relocation assistance for a reasonable period, consistent with OMNOVA’s standard relocation practices and policies. Additionally, under the terms of her employment agreement, the Company maintains a $4 million life insurance policy on Ms. Noonan’s behalf. The Committee believes perquisites are commonly used or awarded by companies of OMNOVA’s size, and while the overall value is relatively small, perquisites represent an important part of maintaining a competitive compensation package for the executive officers.
The amounts of these benefits for each Named Executive Officer are provided in the 2017 components of all other compensation table on page 42 of this proxy statement.
Retirement programs
OMNOVA does not maintain special or enhanced retirement programs or benefits that are exclusively available to its executive officers. All executive officers are eligible to participate in the OMNOVA Solutions Inc. Retirement Savings Plan, a customary 401(k) plan, on the same basis as all other eligible employees. The Retirement Savings Plan provides for matching contributions by the Company of up to 3.5% of eligible compensation, subject to applicable Internal Revenue Code limitations.
The executive officers are also eligible to participate in OMNOVA’s Retirement Savings Benefits Restoration Plan. The Retirement Savings Benefits Restoration Plan allows all participants in the Retirement Savings Plan, whose contributions are subject to annual compensation limits under the Code, to defer additional compensation under the plan once the Internal Revenue Code limits have been exceeded. Contributions into the Retirement Savings Benefits Restoration Plan are matched by the Company up to 3.5%. Contributions may be invested into the same investment vehicles available under the Retirement Savings Plan.
The matching contributions made to the Retirement Savings Plan and the Retirement Savings Benefits Restoration Plan for each Named Executive Officer are included in the 2017 components of all other compensation table on page 42 of this proxy statement.
Mr. LeMay is also a participant in the OMNOVA Solutions Inc. Consolidated Pension Plan and the related OMNOVA Solutions Inc. Pension Benefits Restoration Plan, each of which were frozen in all respects on June 1, 2009. Information about each of these plans is included in the narrative to the 2017 pension benefits table on page 46 of this proxy statement.
Employment agreements
Separation arrangements
OMNOVA maintains a Corporate Officers’ Severance Plan. The plan provides assistance to executive officers who have been involuntarily terminated by OMNOVA for reasons other than cause, recognizing that the availability of employment opportunities for executive-level talent is limited, and significant time is required for executives to identify and be placed into those opportunities. Each Named Executive Officer is eligible for benefits under the plan upon the execution of a severance and release agreement at the time of his or her separation. The Committee believes that offering a severance plan for executive officers is consistent with market practice, and that the terms of the Corporate Officers’ Severance Plan are reasonable. The terms of the Corporate Officers’ Severance Plan are described in more detail under the heading “Potential payments upon termination or change of control” beginning on page 48 of this proxy statement.
Ms. Noonan is eligible to receive severance benefits under her employment agreement with the Company. In the event of a separation "without cause" or for "good reason" (each as defined in the agreement), Ms. Noonan would receive cash severance equal to two times her base salary and target annual incentive for the year of separation, continued medical, dental, and life insurance benefits for a period of twenty-four months following separation from service, the value of accrued benefits and incentive bonuses, and prorated annual and long-term incentive bonuses for any incomplete incentive periods (based on actual performance). While Ms. Noonan is a participant in the Corporate Officer’s Severance Plan, she cannot receive separation benefits under that plan if she receives separation benefits under her employment agreement.
Change in control arrangements
The Committee believes that maintaining change in control arrangements with executive officers is in the best interests of shareholders, because such arrangements help attract and retain executive-level talent, and allow executive talent to objectively evaluate the merits of strategic transactions that could result in a change in control of OMNOVA without concern for the impact on their personal employment situation. The Committee believes that most companies in OMNOVA’s peer group (as described on page 37 of this proxy statement) maintain some form of change in control arrangements for their executive officers.
The Corporate Officer’s Severance Plan provides severance benefits for executive officers in a change in control scenario if the executive officer is involuntarily terminated following the change in control. This is often referred to as a “double-trigger” change of control benefit. The benefits provided to the executive officers in these circumstances are identical to the benefits available under the Corporate Officer’s Severance Plan for an involuntary, not for cause termination. In establishing the Corporate Officer’s Severance Plan in 2010, the Committee mandated the exclusion from this plan (as well as all other executive agreements and incentive and benefit plans) certain benefits (such as tax-gross ups) included in legacy plans and agreements.

All executive officers who have joined OMNOVA since 2010 can receive change in control benefits under this plan upon the execution of a severance and release agreement at the time of their separation. The change in control provisions of the Corporate Officers’ Severance Plan are described under the heading “Potential payments upon termination or change of control” on page 48 of this proxy statement and in the footnotes to the 2017 post-termination tables beginning on page 49 of this proxy statement .
Ms. Noonan is eligible to receive change in control benefits under her employment agreement with the Company. In the event of a separation "without cause" or for "good reason" within twenty-four months following a change in control of the Company, Ms. Noonan will be entitled to receive cash severance equal to three times her base salary and target annual incentive for the year of termination, continued medical, dental, and life insurance benefits for a period of twenty-four months following separation from service, the value of accrued benefits and incentive bonuses, a prorated bonus for incomplete annual incentive periods based on actual performance, and the value of long-term incentive bonuses assuming target performance for any incomplete bonus periods. While Ms. Noonan is a participant in the Corporate Officer’s Severance Plan, she cannot receive change in control benefits under that plan if she receives change in control benefits under her new employment agreement.
Prior to establishing the Corporate Officer’s Severance Plan, OMNOVA had entered into a severance agreement with Mr. LeMay which provides for certain benefits to him if he experiences a separation from service with the Company within twenty-four months of a change in control. While Mr. LeMay is a participant in the Corporate Officer’s Severance Plan, he cannot receive change in control benefits under that plan if he receives benefits under his legacy severance agreement. The terms of Mr. LeMay’s legacy severance agreement are described under the heading “Potential payments upon termination or change of control” on page 48 of this proxy statement and in the footnotes to the 2017 post-termination tables beginning on page 49 of this proxy statement. The Committee believes that the grandfathering of legacy change in control agreements with executive officers is a standard market practice.
Making compensation decisions
Executive compensation determinations for the Company’s executive officers, including the Chief Executive Officer, are made exclusively by the Committee. The Chief Executive Officer attends Committee meetings and provides information and input about the pay levels and performance of the executive officers. The Chief Executive Officer plays no role in setting her own compensation. The Committee regularly meets in executive session, during which no member of management is present, to discuss the recommendations and approve pay actions for the executive officers.
Committee independence, interlocks, and insider participation
The members of the Committee are Janet Plaut Giesselman (Chair), Michael J. Merriman, James A. Mitarotonda, and William R. Seelbach, each of whom is an independent director under the general standards of director independence set by the New York Stock Exchange and its heightened independence standards for directors serving on a compensation committee. No member of the Committee is currently, or during the 2017 fiscal year was formerly, an officer or employee of OMNOVA or any of its subsidiaries or affiliates. During the 2017 fiscal year, no member of the Committee had a relationship that is required to be disclosed under Securities and Exchange Commission rules regarding related-party transactions. During the 2017 fiscal year, none of OMNOVA’s executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on the OMNOVA Board or the Committee.
Independent compensation consultant
The Committee retains Pay Governance LLC to serve as its independent executive compensation consultant. At the Committee’s request, Pay Governance LLC provides the Committee with information on current trends in compensation design and emerging compensation practices, as well as insight on legal and regulatory developments related to executive compensation. Pay Governance also provides the Committee with reviews, analysis and market surveys concerning the compensation of similarly situated executives across industries and within OMNOVA’s self-determined peer group. Pay Governance reports directly to, and serves at the sole discretion of, the Committee. Pay Governance provided no other services to OMNOVA other than the services for which it was engaged by the Committee.
As part of its annual evaluation of its compensation consultant’s independence, as required under New York Stock Exchange rules, the Committee solicited information from Pay Governance, the executive officers of OMNOVA, and the members of the Board regarding any actual, potential, or perceived conflicts of interest with Pay Governance. Based on the Committee’s review, the Committee believes that the work performed by Pay Governance during the 2017 fiscal year did not raise a conflict of interest and there were no facts or circumstances that brought its independence into question.
Compensation process and committee discretion
For OMNOVA, compensation decisions are the result of a year-round process with continuous involvement and oversight by the Committee. At the beginning of each fiscal year, the Committee (i) considers whether base salary for the executive officers is appropriate and in line with the market; (ii) determines the amount of time-based equity that may be granted to executive officers; and (iii) determines the performance goals and opportunities for annual incentives and long-term, performance based incentives. Once performance goals have been determined, the Committee does not modify them absent unusual circumstances that fall into enumerated, preapproved categories.
Throughout the year, management updates the Committee on the Company’s performance and reviews scorecards showing how that performance stacks up to the goals set for the annual and long-term incentives. At fiscal year end, the Committee considers and confirms the Company’s achievement of performance goals for the performance periods that have ended, and determines and certifies the appropriate compensation outcomes for each executive officer.
In each fiscal year, the Committee establishes annual incentive performance metrics and goals and confirms achievement against those performance goals for the year, establishes long-term incentive performance metrics and goals for the performance measurement period beginning that fiscal year, and confirms achievement against the performance goals that were previously established for the performance measurement period that concluded at fiscal year end.
In evaluating the Company’s performance against the established performance goals, the Committee retains the discretion to include or exclude certain gains and losses that relate to unanticipated events and circumstances. The Committee establishes guidelines at the beginning of every performance measurement period for the categories of gains and losses that it considers reasonable for exclusion. These may include or exclude the impact of certain management actions taken for the long-term benefit of the Company that were not anticipated at the beginning of the measurement period or contemplated by the Company’s annual operating plan. The Committee believes that this approach is consistent with the Committee’s responsibility to: (1) ensure that executive officers take actions in the long-term interests of the Company and its shareholders without concern for any personal, negative financial implications of those actions; (2) ensure that the executive officers are not provided with an incentive to engage in unnecessarily risky activity that will increase personal, short-term economic gain at the risk of long-term shareholder value; and (3) ensure that the executive officers are not unfairly penalized, nor receive an unexpected windfall, because of the occurrence of such events or the taking of such actions. The Committee also retains the discretion to decrease (but not increase) the amount of incentive compensation paid, when appropriate, to reflect individual performance.
Chief Executive Officer evaluation process
As part of the Committee’s responsibility to oversee and compensate the performance of the Chief Executive Officer, the Committee maintains a comprehensive Chief Executive Officer evaluation process. The process begins early in the fiscal year with a discussion of the Chief Executive Officer’s primary strategic objectives between Ms. Noonan, the Committee, and the entire Board. Throughout the year, the Chief Executive Officer receives informal feedback from the Chairman of the Board and the directors through one-on-one meetings and executive sessions with the Chief Executive Officer present. At the end of the year, Ms. Noonan provides the Committee with a self-assessment of her performance during the fiscal year, and the Chair of the Committee, Ms. Giesselman, solicits individual assessments of Ms. Noonan’s performance from each director. This process informs the Committee’s determination of Ms. Noonan’s performance for the prior fiscal year, as well as the Committee’s evaluation of Ms. Noonan’s compensation package for the coming fiscal year.
Evaluation of pay practices and consideration of “say on pay”
In consultation with Pay Governance, the Committee periodically reviews the Company’s compensation program, practices, and governance, and considers adjustments in light of the changing legal and regulatory landscape and emerging best practices. Additionally, members of management, including senior executives, regularly meet with significant institutional shareholders of OMNOVA and share any feedback received concerning the Company’s compensation program with the Committee.
Additionally, the Committee considers the results of the annual advisory vote on executive compensation held for the benefit of OMNOVA’s shareholders at every annual shareholder meeting. At the annual shareholder meeting held in 2017, approximately 88% of the votes cast were in favor of the Company’s “say-on-pay” proposal. The Committee believes this reflects general shareholder support for the compensation program and the compensation philosophy of the Company, and therefore the overall fiscal 2017 compensation program remains generally consistent with prior programs. Notwithstanding this level of support, the Committee continually reviews all elements of the compensation program for executive officers to ensure the design continues to support the Company’s short-term and long-term financial, operational, and strategic objectives. In response to feedback from OMNOVA’s shareholders during fiscal 2017 and to more closely align the compensation program to the corporate strategy, the Committee adopted several changes to the long-term incentive program for Named Executive Officers, such as including a relative performance metric, Relative TSR, and transitioning from a cumulative two-year performance measurement period to a cumulative three-year period.
Market competitiveness and peer group
The Committee seeks to deliver target compensation opportunities for Named Executive Officers that are at or near the 50th percentile of “total compensation” for executives in similar positions across the market. In reaching the 50th percentile of total compensation, the Committee places emphasis on long-term and performance-based compensation, focusing compensation on annual incentive and long-term incentive opportunities while seeking to maintain market-median base salaries.
While the Committee continuously reviews and evaluates the Company’s compensation program and practices, approximately every three years, the Committee, with the support of the Committee’s independent compensation consultant, Pay Governance LLC, engages in a formal, comprehensive review of the Company’s compensation program, practices, and governance, as well as areas for improvement. The latest comprehensive review was conducted in September 2016 to inform 2017 compensation decisions, and considered OMNOVA’s executive compensation program against OMNOVA’s then-current peer group as well as the general manufacturing industry. These comprehensive reviews are supplemented with (1) periodic interim reviews of the Company’s compensation decisions against broad-based third-party survey data, (2) ad hoc reviews of peer and industry compensation data when particular positions are being filled or established (as occurred for Ms. Noonan and Messrs. Austin and Moore in 2017) and (3) periodic updates on emerging best practices and trends.
The comprehensive review in 2016 determined that the total direct compensation opportunities for the then-Chief Executive Officer and the Named Executive Officers were within a reasonable range (±10%) of the 50th percentile of the peer group and the broader manufacturing industry, and all executive officers, taken together, were within 2% of the 50th percentile for total direct compensation opportunities.
When reviewing the comprehensive survey in September 2016, the Committee also considered changes to its compensation peer group with the support of Pay Governance. The intent of the Company’s self-selected peer group is to provide the Committee with further context in understanding common pay and governance practices among its competitors. In evaluating changes to the overall peer group, the

Committee considered whether each current and potential peer evidenced similarities in products, customers, end markets, market capitalization, and company size, and whether OMNOVA competed with current or potential peer for executive talent.
For fiscal 2017, the Committee considered the following companies to be part of OMNOVA’s peer group:

Peer Group Composition (1)		Peer Group Data (3)
A. Schulman, Inc.	Rayonier Advanced Materials		Revenue ($ millions)	Assets ($ millions)	Market Cap ($ millions)	Employees
Stepan Co	Tredegar Corporation
Minerals Technologies Inc.	Innophos Holdings Inc.
Chemtura Corporation (2)	Quaker Chemical Corporation	25th %ile	640	632	550	1,334
Kraton Performance Polymers	LSB Industries	Median	840	1,226	776	2,020
AEP Industries (2)	Myers Industries	75th %ile	1,239	1,478	1,440	2,800
Ferro Corp	Lydall	OMNOVA	783	613	480	1,800
Westlake Chemical Corp.	Calgon Carbon Corporation
Innospec Inc.	Hawkins, Inc.

(1)
In establishing the compensation peer group for 2017, the Committee removed certain prior peers as follows: OM Group and Zep Inc., each of which had been acquired, H.B. Fuller due to its disproportionate size on various metrics relative to OMNOVA, and Kronos Worldwide due to its dissimilar ownership structure.

(2)	These companies were acquired and taken private during 2017.

(3)	Based on publicly available data (September 2017), excluding Chemtura Corporation and AEP Industries. OMNOVA information is provided as of November 30, 2017.
Compensation recovery policy
The Board has adopted a compensation recovery policy and delegated responsibility for the policy to the Committee. The policy applies to incentive compensation paid to executive officers (such as compensation paid under the annual and long-term incentive programs). Under the policy, if the Company is required to publicly disclose an accounting restatement, then the Company will seek to recover the amount of “excess” incentive compensation paid to its executive officers during the three-year period preceding the date it was determined that a restatement was required. “Excess” incentive compensation means the difference between the compensation that was paid to the executive officers and the amount that would have been paid if the compensation had been determined in reference to the restated financial results. The policy does not require that any executive officer be personally at fault or have committed fraud to be subject to the recovery of incentive compensation. Although the Securities and Exchange Commission issued proposed rules for compensation recovery policies in July 2015, final rules have not yet been adopted. The Committee is authorized to amend the policy as necessary to be consistent with any final rules the Commission adopts.
Tax considerations
Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally disallows a federal tax deduction by the Company for compensation paid to certain executive officers (and, beginning in 2018, certain former executive officers) in excess of $1 million. Historically, compensation that qualified as “performance-based compensation” under Section 162(m) could be excluded from this $1 million limit, but this exception has now been repealed, effective for taxable years beginning after December 31, 2017, unless transition relief for certain compensation arrangements in place as of November 2, 2017 is available. The Committee generally structured its historical compensation programs so that OMNOVA’s annual incentives and performance shares could potentially qualify as “performance-based compensation” for purposes of Section 162(m) and therefore could be deductible by OMNOVA for income tax purposes.
Based on the repeal described above and the operation of Section 162(m), compensation granted by the Committee may not qualify as “performance-based compensation” under certain circumstances. While the Committee considers in very general terms the deductibility of the compensation it awards, it did not consider in any substantial way any specific quantification of potential deductibility or potential lost deductibility when making its 2017 compensation decisions. Therefore, the Committee retains the flexibility to award compensation that is consistent with its objectives and philosophy even if it does not qualify for a tax deduction. The Committee believes that the tax deduction limitation should not compromise its ability to design and maintain executive compensation arrangements that will attract and retain the executive talent necessary to compete successfully. Accordingly, achieving the desired flexibility in the design and delivery of compensation may result in compensation that in some cases is not deductible for federal income tax purposes. Moreover, even if the Compensation & Organization Committee intended to grant compensation that qualifies as “performance-based compensation” for purposes of Section 162(m), there is no guarantee that such compensation would so qualify or ultimately would be deductible.
Definitions of certain goals and metrics
Subject to the Committee’s exercise of discretion, as described on page 36 of this proxy statement, for this Compensation Discussion & Analysis:

•
Segment Operating Profit means Adjusted Segment Operating Profit as reported by management in the GAAP to non-GAAP reconciliation tables it presents in its quarterly and annual earnings releases, excluding the impact of inventory revaluations and last-in-first-out (“LIFO”) reserve adjustments. (non-GAAP measure)

•
Earnings Before Interest and Taxes (“EBIT”) means Consolidated Adjusted EBIT as reported by management in the GAAP to non-GAAP reconciliation tables it presents in its quarterly and annual earnings releases, excluding the impact of inventory revaluations and LIFO reserve adjustments. (non-GAAP measure)

•
Earnings per share (“EPS”) means Adjusted Diluted Earnings Per Share from Continuing Operations as reported by management in the GAAP to non-GAAP reconciliation tables it presents in its quarterly and annual earnings releases. (non-GAAP measure)

•
Return on Assets Employed (“ROAE”) means Segment Operating Profit (as defined above) less corporate and interest expense, tax effected at a normalized 30% rate, plus interest expense, divided by assets employed, adjusted to exclude certain one-time items to normalize the asset base in the second year of the two-year measurement period for which ROAE is being measured. (non-GAAP measure)

•
Return on Invested Capital (“ROIC”) means Adjusted Net Operating Profit After Taxes as reported by management in the GAAP to non-GAAP reconciliation tables it presents in its quarterly and annual earnings releases, divided by the sum of total shareholders equity and debt. (non-GAAP measure)

•
Relative Total Shareholder Return (“Relative TSR”) means the change in the Company’s average common share price during a performance measurement period, ranked against the change in the common share price of each company within the Company’s comparison group during the performance measurement period. Average common share price means: (1) with respect to the beginning of the performance period, the average common share price of OMNOVA or a comparison company during the thirty-trading days immediately preceding the start of the performance measurement period; and (2) with respect to the end of the performance period, the average common share price of OMNOVA or a comparison company during the last thirty-trading days of the performance measurement period.

•
Weighted Working Capital Days means the sum of the weighted monthly working capital days for the fiscal year. Monthly working capital days are (1) net accounts receivable divided by the trailing 90 days’ net sales, plus (2) net inventory excluding LIFO divided by the trailing 90 days’ cost of goods sold, less (3) trade accounts payable divided by the trailing 90 days’ cost of goods sold. The weight (for each month) is 3.33% for the first quarter, 6.66% for the second quarter, 10% for the third quarter, and 13.33% for the fourth quarter (totaling 100% for the fiscal year). The sum of the results for each of the monthly calculations will result in the Weighted Working Capital Days for the fiscal year. (non-GAAP measure)

Compensation Committee Report
The Compensation & Organization Committee has reviewed and discussed with management the Compensation Discussion & Analysis beginning on page 21 of this proxy statement and, based on this review and discussion, has recommended to the Board the inclusion of the Compensation Discussion & Analysis in this proxy statement and its incorporation by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2017.
By: The Compensation & Organization Committee of the OMNOVA Board of Directors
Janet Plaut Giesselman, Chair
Michael J. Merriman
James A. Mitarotonda
William R. Seelbach

Compensation of Executive Officers

2017 summary compensation table
The following table sets forth compensation information for the Company’s Named Executive Officers for each of the fiscal years ended November 30, 2017, 2016, and 2015, as applicable.

Name and Principal Position (1)	Fiscal Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Anne P. Noonan	2017	637,358	—	1,531,660	640,000	—	78,824	2,887,842
President and Chief Executive Officer	2016	410,958	—	277,725	242,243	—	48,431	979,357
	2015	400,000	225,000	293,408	160,800	—	143,601	1,222,809
Paul F. DeSantis	2017	448,818	—	450,640	269,400	—	50,668	1,219,526
Senior Vice President and Chief Financial Officer; Treasurer	2016	433,150	15,000	292,215	239,000	—	19,622	998,987
	2015	420,200	15,000	308,286	197,914	—	10,544	951,944
James C. LeMay	2017	375,373	—	376,680	225,300	132,865	36,704	1,146,922
Senior Vice President, Corporate Development; General Counsel	2016	364,463	—	245,847	201,204	52,380	19,293	883,187
	2015	355,000	—	260,344	167,312	—	22,813	805,469
Jay T. Austin	2017	313,353	—	306,160	189,000	—	26,702	835,215
Former Senior Vice President, Global Operations and Supply Chain	2016	292,267	—	197,064	161,350	—	9,642	660,323
	2015	283,700	—	208,278	133,708	—	11,805	637,491
Marshall D. Moore	2017	273,027	103,587	284,660	168,000	—	9,588	838,862
Chief Technology Officer and Senior Vice President, Operations	2016	—	—	—	—	—	—	—
	2015	—	—	—	—	—	—	—

(1)	Ms. Noonan became the Company’s President and Chief Executive Officer on December 1, 2016, the beginning of the Company’s 2017 fiscal year.

(2)
Amounts reported as “Bonus” for 2017 for Mr. Moore include the vesting of a deferred new hire cash bonus that was granted to him in 2015 and vested during the 2017 fiscal year. The award for Mr. Moore is discussed in more detail in the Compensation Discussion & Analysis beginning on page 21 of this proxy statement.

(3)
Amounts reported as “Stock Awards” for 2017 reflect the grant date fair value of stock awards calculated in accordance with FASB ASC Topic 718, based on the probable outcome of any applicable performance conditions and disregarding possible forfeitures. See Note O to the Consolidated Financial Statements contained in our 2017 Annual Report for an explanation of the assumptions made in valuing awards of restricted shares.

On February 9, 2017, each Named Executive Officer received grants consisting of a target number of performance shares and a number of restricted share units. The value of the restricted share units and the target number of performance shares was determined by multiplying the amount of such shares by $8.60, the price per OMNOVA common share at the close of trading on the grant date. The value and number of shares included for each of the equity-based grants reported in this column can be found in the 2017 grants of plan based awards table on page 43.
The value included in this table with respect to the performance shares is based on the grant date fair value of the target number of performance shares granted at the beginning of the performance period. The Company believes that target performance is the performance level most likely to be achieved during the performance measurement period for those shares. If the Company’s performance at the end of the measurement period resulted in the Named Executive Officers earning the maximum number of performance shares, then each of the Named Executive Officers would be entitled to an award having the grant date fair value set forth beside his or her name in the following table:

Name	Grant Date Fair Value of Maximum Award ($)
Anne P. Noonan	1,750,960
Paul F. DeSantis	614,040
James C. LeMay	513,420
Jay T. Austin	417,100
Marshall D. Moore	382,700

(4)
Amounts reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column reflect the year-over-year change in the present value of amounts to be paid at normal retirement age for Mr. LeMay under the Company’s Consolidated Pension Plan and its associated Pension Benefits Restoration Plan. The Consolidated Pension Plan and the Pension Benefits Restoration Plan were frozen to all new participants, including the Named Executive Officers, in 2004, and the accrual of additional benefits was frozen beginning in 2009, as described in the narrative to the 2017 pension benefits table on page 46 of this proxy statement. All amounts accrued by OMNOVA with respect to the Salaried Plan after June 1, 2009 reflect the impact of actuarial adjustments due to, for example, changes in applicable mortality tables and interest rates. Such amounts do not represent an increase in the accrued benefit that will actually become payable to a participant at normal retirement age. No above market or preferential earnings were paid to any Named Executive Officer on nonqualified deferred compensation.

(5)	Amounts reported in the “All Other Compensation” column are set forth in the 2017 components of all other compensation table below.

2017 components of all other compensation table

Name	Matching Contributions ($)(1)	Company Paid Life Insurance ($)(2)	Perquisites and Personal Benefits ($)(3)	Total ($)
Anne P. Noonan	31,339	14,903	32,582	78,824
Paul F. DeSantis	24,661	138	25,869	50,668
James C. LeMay	20,671	258	15,775	36,704
Jay T. Austin	10,630	385	15,687	26,702
Marshall D. Moore	9,450	138	—	9,588

(1)
Amounts in this columns consist of OMNOVA’s matching contributions to the qualified OMNOVA Retirement Savings Plan and the nonqualified OMNOVA Retirement Savings Benefits Restoration Plan. For more information about these plans, see pages 33 and 47 of this proxy statement.

(2)
Amounts in this column include (a) premiums of $14,765 paid by OMNOVA for a $4 million life insurance policy for Ms. Noonan pursuant to the terms of her employment agreement and (b) for all of the Named Executive Officers (including Ms. Noonan), 100% of the premium for a $100,000 life insurance benefit paid by the Company on their behalf.

(3)
Amounts reported in this column for the Named Executive Officers reflect Company paid or reimbursed costs for financial, tax, and estate planning services, executive physicals, and expenses related to attendance at the Company’s annual Circle of Excellence sales leadership event. For Ms. Noonan, this column also includes the value of relocation benefits paid to her during the 2017 fiscal year consistent with OMNOVA’s standard relocation practices and policies. Mr. Moore did not receive perquisites or personal benefits during the 2017 fiscal year that exceeded $10,000. For more information, see page 33 of this proxy statement under the heading “Perquisites.”

2017 grants of plan-based awards table

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Anne P. Noonan		320,000	640,000	1,280,000
	2/9/17				40,700	84,800	135,700		729,280
	2/9/17				20,400	42,400	67,900		364,640
	2/9/17							50,900	437,740
Paul F. DeSantis		134,700	269,400	538,800
	2/9/17				11,900	23,800	47,600		204,680
	2/9/17				6,000	11,900	23,800		102,340
	2/9/17							16,700	143,620
James C. LeMay		112,650	225,300	450,600
	2/9/17				10,000	19,900	39,800		171,140
	2/9/17				5,000	10,000	19,900		86,000
	2/9/17							13,900	119,540
Jay T. Austin		94,500	189,000	378,000
	2/9/17				8,100	16,200	32,300		139,320
	2/9/17				4,000	8,100	16,200		69,660
	2/9/17							11,300	97,180
Marshall D. Moore		84,000	168,000	336,000
	2/9/17				7,400	14,800	29,700		127,280
	2/9/17				3,700	7,400	14,800		63,640
	2/9/17							10,400	93,740

(1)
Amounts reported in these columns reflect annual incentive opportunities under OMNOVA’s Annual Incentive Plan for each of the Named Executive Officers for the fiscal year 2017. Bonuses for threshold, target, or maximum performance would result in a plan payout equal to 50%, 100%, or 200% of base salary, respectively, for Ms. Noonan, and 30%, 60%, or 120% of base salary, respectively, for each of the other Named Executive Officers. The actual bonus earned by the Named Executive Officers are reflected in the 2017 summary compensation table on page 41 of this proxy statement.

(2)
Amounts reported in these columns reflect the number of performance shares that each of the Named Executive Officers could receive at threshold, target, or maximum performance for (a) a grant of performance shares covering the three-year performance period that began on December 1, 2016 and ends November 30, 2019 (the “2017-2019 performance shares”, and (b) a one-time “bridge” grant of performance shares covering the two-year performance period that began on December 1, 2016 and ends November 30, 2018 (the “2017-2018 performance shares”). Each of these grants is discussed in detail under the heading “Compensation Discussion & Analysis” beginning on page 21 of this proxy statement. The 2017-2019 performance share grants for threshold, target, or maximum performance are equal to 60%, 125%, or 200% of base salary, respectively, for Ms. Noonan, and 25%, 50%, or 100% of base salary for the other Named Executive Officers. The 2017-2018 performance share grants were granted at half of the threshold, target, or maximum performance grant amounts for the 2017-2019 performance shares. The value of each award for threshold, target, and maximum performance was converted into an equivalent number of book-entry shares that track the price of OMNOVA common shares. The price at which the awards were converted to book-entry performance shares was based on the thirty-day average closing price of OMNOVA common shares for the first thirty trading days of the performance period ($9.43), rounded to the nearest hundred shares. The Committee determined that these shares would ultimately be paid in cash based upon measured performance.

(3)
Amounts reported in this column reflect the number of restricted share units granted to each of the Named Executive Officers on February 9, 2017, which generally vest in full three years from the grant date.

(4)
Amounts reported in this column represent the aggregate grant date fair value of each applicable equity or equity-based award granted during the 2017 fiscal year. The grant date fair value is based on the price per OMNOVA common share on February 9, 2017 ($8.60), multiplied by (a) in the case of restricted share units grants, the amount of restricted share units actually granted, or (b) in the case of performance share grants, the target number of performance shares granted. The accounting assumptions used in calculating the grant date fair value for the equity awards are described in Note O to the Consolidated Financial Statements contained in our 2017 Annual Report.

2017 outstanding equity awards at fiscal year end table
The following table sets forth information for each Named Executive Officer with respect to (i) each unvested award of restricted shares or restricted share units and (ii) each award of performance shares for which the performance measurement period had not expired, in each case as of November 30, 2017.

Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(3)
Anne P. Noonan	91,600	980,120	127,200	1,361,040
Paul F. DeSantis	59,500	636,650	35,700	381,990
James C. LeMay	49,900	533,930	29,900	319,930
Jay T. Austin	40,200	430,140	24,300	260,010
Marshall D. Moore	18,200	194,740	22,200	237,540

(1)
Amounts reported in this column reflect the aggregate number of restricted shares and restricted share units outstanding as of November 30, 2017. The amounts and vesting dates for the various restricted shares and restricted share units grants included in this column are shown in the following table.

Name	Restricted Shares			Restricted Share Units
	Grant Date	Shares Granted	Vesting Date	Grant Date	Shares Granted	Vesting Date
Anne P. Noonan	1/20/2016	24,200	1/20/2019	2/9/2017	50,900	2/9/2020
	1/21/2015	16,500	1/21/2018
Paul F. DeSantis	1/20/2016	25,500	1/20/2019	2/9/2017	16,700	2/9/2020
	1/21/2015	17,300	1/21/2018
James C. LeMay	1/20/2016	21,400	1/20/2019	2/9/2017	13,900	2/9/2020
	1/21/2015	14,600	1/21/2018
Jay T. Austin	1/20/2016	17,200	1/20/2019	2/9/2017	11,300	2/9/2020
	1/21/2015	11,700	1/21/2018
Marshall D. Moore	3/18/2015	700	3/18/2018	2/9/2017	10,400	2/9/2020
	6/15/2015	2,100	6/15/2018
	6/21/2016	5,000	6/21/2019

(2)
Amounts reported in this column reflect the aggregate number of performance shares outstanding as of November 30, 2017 (based on the Company’s assessment that performance was higher than threshold but not in excess of target performance as of that date). The amounts and vesting dates for the performance shares included in this column are shown in the following table.

Name	Grant Date	Shares Granted	Vesting Date	Name	Grant Date	Shares Granted	Vesting Date
Anne P. Noonan	2/9/2017	42,400	2/9/2018	Jay T. Austin	2/9/2017	8,100	2/9/2018
	2/9/2017	84,800	2/9/2019		2/9/2017	16,200	2/9/2019
Paul F. DeSantis	2/9/2017	11,900	2/9/2018	Marshall D. Moore	2/9/2017	7,400	2/9/2018
	2/9/2017	23,800	2/9/2019		2/9/2017	14,800	2/9/2019
James C. LeMay	2/9/2017	10,000	2/9/2018
	2/9/2017	19,900	2/9/2019

(3)
Amounts reported in this column reflect the aggregate value of the performance shares outstanding on November 30, 2017, multiplied by the closing price per OMNOVA common share on November 30, 2017 ($10.70).

2017 option exercises and stock vested table
The following table provides information regarding the vesting of OMNOVA restricted shares and performance shares that were earned during the fiscal year ended November 30, 2017 for each of the Named Executive Officers. No Named Executive Officer held or exercised any stock options during the 2017 fiscal year.

Name	Vesting or Certification Date (1)	Stock Vested
		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Anne P. Noonan	1/17/2018	25,940	283,784
	9/22/2017	40,000	364,000
Paul F. DeSantis	1/17/2018	27,288	298,531
	6/17/2017	25,000	218,750
James C. LeMay	1/17/2018	22,978	251,379
	1/22/2017	11,900	108,290
Jay T. Austin	1/17/2018	18,400	201,296
	1/22/2017	9,500	86,450
Marshall D. Moore	—	—	—

(1)
Ms. Noonan received a grant of restricted shares on September 22, 2014 in connection with her hire that vested on September 22, 2017. Mr. DeSantis also received a grant of restricted shares on June 17, 2014 in connection with his hire, which vested on June 17, 2017. Messrs. LeMay and Austin each received a grant of restricted shares on January 22, 2014 that vested on January 22, 2017. Additionally, each of the Named Executive Officers earned 2016-2017 performance shares based on performance during the performance measurement period of December 1, 2015 to November 30, 2017. The cash value of the earned performance shares was certified by the Compensation & Organization Committee of the Board on January 17, 2018.

(2)
The value of the restricted shares which vested for each of the Named Executive Officers was based on the closing price per OMNOVA common share on the respective vesting date. Those closing prices are as follows: for Ms. Noonan, $9.10; for Messrs. LeMay and Austin, $9.10; for Mr. DeSantis, $8.75. The earned 2016-2017 performance shares were settled entirely in cash, based on the average trading price per OMNOVA common share for the thirty trading days ending November 30, 2017 ($10.94).

2017 pension benefits table
The following table presents information about the participation of the Named Executive Officers in OMNOVA’s defined benefit pension plans as of November 30, 2017.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits ($)(1)	Payments During Last Fiscal Year ($)
Anne P. Noonan	Consolidated Pension Plan	—	—	—
	Pension Benefits Restoration Plan	—	—	—
Paul F. DeSantis	Consolidated Pension Plan	—	—	—
	Pension Benefits Restoration Plan	—	—	—
James C. LeMay	Consolidated Pension Plan	19.00	785,237	—
	Pension Benefits Restoration Plan	19.00	350,205	—
Jay T. Austin	Consolidated Pension Plan	—	—	—
	Pension Benefits Restoration Plan	—	—	—
Marshall D. Moore	Consolidated Pension Plan	—	—	—
	Pension Benefits Restoration Plan	—	—	—

(1)
The amounts reflected in this column were calculated as of November 30, 2017, assuming a normal retirement age of 65 years and using the same assumptions employed for financial reporting purposes under Accounting Standards Codification Topic 715. These assumptions are described in Note O of the Notes to Consolidated Financial Statements included in the Company’s 2017 Annual Report.

OMNOVA Solutions Consolidated Pension Plan:  OMNOVA sponsors the OMNOVA Solutions Consolidated Pension Plan, a defined benefit pension plan qualified under Section 401(a) of the Internal Revenue Code. Appendix A of the OMNOVA Solutions Consolidated Pension Plan (the “Salaried Plan”) provides benefits for salaried and non-union hourly employees who were employed by the company prior to December 1, 2004, the date the Salaried Plan was closed to new participants. Effective June 1, 2009, OMNOVA froze the accrual of benefit and vesting service under the Salaried Plan. Accordingly, the amounts in the “Present Value of Accumulated Benefits” column in the table above reflect the present value of the benefit that had been accrued by each Named Executive Officer as of June 1, 2009. All amounts accrued by OMNOVA with respect to the Salaried Plan after June 1, 2009 reflect the impact of actuarial adjustments due to, for example, changes in applicable mortality tables and interest rates. Such amounts do not represent an increase in the accrued benefit that will actually become payable to a participant at normal retirement age. The normal form of payment for a Salaried Plan participant is a single life annuity. Participants are eligible to begin receiving full benefits at the normal retirement age of 65, or a reduced benefit for early retirement at age 55 if the participant had 10 years of service with the Company. As of November 30, 2017, Mr. LeMay is the only Named Executive Officer who participates in the Salaried Plan.
OMNOVA Solutions Pension Benefit Restoration Plan:  OMNOVA sponsors the OMNOVA Solutions Pension Benefit Restoration Plan (the “Pension BRP”), an unfunded plan that is not qualified under the Internal Revenue Code. The Pension BRP provides benefits to participants in the Salaried Plan whose benefits are limited due to certain limits on qualified plans contained in the Internal Revenue Code. The benefit available under the Pension BRP is intended to restore the benefits that a participant would have received under the Salaried Plan but does not because of such Internal Revenue Code limits. Executive officers participate on the same terms and conditions as all other participants who are subject to such limitations. Consistent with the Salaried Plan, OMNOVA froze the accrual of benefit and vesting service under the Pension BRP on June 1, 2009. The amounts in the “Present Value of Accumulated Benefits” column in the table above reflect the present value of the benefit accrued by each Named Executive Officer as of June 1, 2009. Benefits under the Pension BRP are paid as a lump sum no sooner than 60 days after the participant’s retirement, subject to the requirements of Section 409A of the Internal Revenue Code (including its required six month delay on the making of payments to certain specified employees), if applicable.

2017 nonqualified deferred compensation table
OMNOVA sponsors the OMNOVA Solutions Retirement Savings Restoration Plan (the “Savings BRP”), an unfunded compensation deferral plan that is not qualified under the Internal Revenue Code. The Savings BRP allows participants in the OMNOVA Solutions Retirement Savings Plan (“401(k) Plan”) whose contributions to a tax-qualified savings plan are subject to annual compensation limits under the Internal Revenue Code to defer up 50% of cash compensation (including cash bonuses) to the Savings BRP once such compensation limits have been exceeded.
Participant deferrals are invested on a bookkeeping basis in investment funds that mirror the funds the participant has elected to invest in under the 401(k) Plan. OMNOVA provides participants with a match of 100% on the first 1%, and 50% on the next 5%, of participant contributions into the Savings BRP, for a total Company match of 3.5% of contributions. The Company’s executive officers participate in the Savings BRP on the same terms and conditions as all other 401(k) Plan participants whose benefits are limited by the Internal Revenue Code.
The following table shows activity for the Named Executive Officers during the 2017 fiscal year under the Savings BRP.

Name	Executive Contributions in Last FY ($)(1)	OMNOVA Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)(4)(5)
Anne P. Noonan	37,524	21,889	17,500	—	138,271
Paul F. DeSantis	58,845	15,211	15,471	—	135,517
James C. LeMay	19,854	11,582	20,780	—	408,096
Jay T. Austin	2,024	1,180	17,618	—	127,667
Marshall D. Moore	—	—	—	—	—

(1)	Amounts reported in this column are included in the 2017 summary compensation table under the “Salary” column.

(2)	Amounts reported in this column are included in the 2017 summary compensation table under the “All Other Compensation” column.

(3)	Amounts reported in this column are not reflected in the 2017 summary compensation table because the earnings were neither preferential nor above-market.

(4)	Amounts reported in this column reflect the total ending account balance (including executive and OMNOVA contributions) at November 30, 2017 for each Named Executive Officer.

(5)
All nonqualified executive contributions and OMNOVA contributions included in this column are also included in the current-year compensation presented in the 2017 summary compensation table under the “Salary” and “All Other Compensation” columns, respectively. The aggregate amount of this balance that has been included as compensation for each of the Named Executive Officers in the summary compensation tables of prior years is:

Name	Amounts Previously Included ($)
Anne P. Noonan	58,917
Paul F. DeSantis	44,842
James C. LeMay	215,025
Jay T. Austin	80,195
Marshall D. Moore	—

Potential payments upon termination or change of control
The following table identifies the compensation and benefits enhancements that would generally be provided to the Named Executive Officers (other than Ms. Noonan) in various termination scenarios, based on the Company’s compensation practices for executive officers under various award agreements and the Corporate Officers’ Severance Plan as they were in effect at November 30, 2017. No benefits are payable to any Named Executive Officer (1) as a result of an involuntary, for cause termination except as required by law or (2) as a result of a resignation, except for earned but unpaid performance shares for completed performance periods. This table does not describe any other benefits that are available to both salaried employees and Named Executive Officers on the same terms and conditions. Exceptions to the benefits described below arising from other agreements are identified in footnotes to the post-termination tables.

Compensation or Benefit	Termination Event (1)
	Retirement	Involuntary, Not For Cause	Change of Control Termination	Due to Disability	Death
Severance Pay	None	52 weeks of salary continuation	52 weeks of salary continuation	None	None
Annual Incentive	Payment for completed period; pro rata payment at actual performance for incomplete periods	Payment for completed period; pro rata payment at actual performance for incomplete periods	Payment for completed periods; payment at 75% of maximum bonus opportunity for incomplete periods	Payment for completed period; pro rata payment at actual performance for incomplete periods	Payment for completed period; pro rata payment at actual performance for incomplete periods
Time-Based Equity	1999 Equity and Performance Incentive Plan ("1999 Plan"): Time-based equity accelerates 2017 Equity Plan ("2017 Plan"): Time-based equity continues vesting per grant terms
1999 Plan: Time-based equity is forfeited, subject to the Committee's exercise of discretion to accelerate or permit continued vesting per original grant terms

2017 Plan: Time-based equity is forfeited, subject to the Committee's discretion to permit continued vesting per original grant terms

1999 Plan: Time-based equity is accelerated (whether or not individual is terminated)

2017 Plan and 2017 grants under the 1999 Plan: Time-based equity is accelerated only if (1) not replaced with equivalent value at the time CIC or (2) after replacement of award, executive is terminated within 24 months of the change of control
				Time-based equity is accelerated	Time-based equity is accelerated
Performance Shares	Payment for completed performance period; incomplete periods prorated based on actual performance	Payment for completed performance period; incomplete periods may be prorated based on actual performance	Payment for completed performance period; immediate payment for incomplete periods assuming target performance	Payment for completed performance period; incomplete periods prorated based on actual performance	Payment for completed performance period; incomplete periods prorated based on actual performance
Life Insurance	None	None	None	None	Payable according to applicable insurance plans
Other Benefits (2)	None	Reasonable cost of 12 months of outplacement services; 100% of premiums for OMNOVA provided medical, dental and basic life insurance for 12 months	Reasonable cost of 12 months of outplacement services; 100% of premiums for OMNOVA provided medical, dental and basic life insurance for 12 months	None	None

(1)
“Retirement” includes a Named Executive Officer’s separation from employment (a) at or after age sixty-five or (b) at or after fifty-five years of age with at least ten years of service with OMNOVA . "Change of Control Termination" means involuntary termination (and for Ms. Noonan and Mr. LeMay, a resignation for “good reason") within two years after a change of control.

(2)
The “Other Benefits” row in the following tables assumes outplacement service costs of $25,000, medical insurance premiums of $23,688, dental insurance premiums of $1,260, and one year of the annual life insurance premiums reported in the 2017 components of all other compensation table for each Named Executive Officer.

2017 post-termination tables
The following tables report the compensation and benefits that would be paid by the Company to each Named Executive Officer, assuming that each of the termination events occurred on November 30, 2017.
Anne P. Noonan

Compensation or Benefit	Termination Event (1)
	Resignation ($)(2)	Involuntary, Not For Cause ($)(2)	Change of Control Termination ($)	Due to Disability ($)	Death ($)
Severance Pay (3)	—	2,560,000	3,840,000	—	—
Annual Incentive	—	640,000	640,000	640,000	640,000
Time-Based Equity (4)	—	—	980,120	980,120	980,120
Performance Shares (4)	283,784	810,053	1,620,120	810,053	810,053
Life Insurance	—	—	—	—	4,100,000
Other Benefits (5)	—	79,702	79,702	—	—
Total	283,784	4,089,755	7,159,942	2,430,173	6,530,173

(1)	Ms. Noonan did not meet the eligibility criteria for Retirement as of November 30, 2017.

(2)
Ms. Noonan’s Chief Executive Officer Employment Agreement provides that she is entitled to the same benefits as an “Involuntary, Not For Cause” termination if she voluntarily resigns from the Company as a result of, among other reasons, her no longer reporting directly and solely to the Board, a material reduction in her duties, responsibilities or title, and certain reductions to her compensation program (“Good Reason”). If Ms. Noonan otherwise voluntarily resigned at November 30, 2017, she would receive the amounts set forth in the column “Resignation.”

(3)
Upon Ms. Noonan’s Involuntary, Not for Cause separation (or her resignation for Good Reason), Ms. Noonan’s severance pay would equal two times the sum of her (a) annual base salary and (b) her target incentive opportunity for the current fiscal year. Upon a Change of Control Termination, she would receive severance pay equal to three times her (a) annual base salary and (b) her target incentive opportunity for the current fiscal year.

(4)
The values for time-based equity and performance shares are estimated based on OMNOVA’s common share closing price on November 30, 2017 ($10.70). For prorated performance shares, target performance is assumed through the period. For this disclosure, the “Involuntary, Not For Cause” scenario assumes the Committee would approve payment for incomplete performance periods.

(5)
Upon (a) an Involuntary, Not for Cause separation (including her resignation for Good Reason), or (b) a Change of Control Termination, Ms. Noonan would continue receiving health and welfare benefits for twenty four months.

Paul F. DeSantis

Compensation or Benefit	Termination Event (1)
	Resignation ($)	Involuntary, Not For Cause ($)	Change of Control Termination ($)	Due to Disability ($)	Death ($)
Severance Pay	—	449,000	449,000	—	—
Annual Incentive	—	269,400	269,400	269,400	269,400
Time-Based Equity (2)	—	—	636,650	636,650	636,650
Performance Shares (2)	298,531	446,234	680,521	446,234	446,234
Life Insurance	—	—	—	—	100,000
Other Benefits	—	50,086	50,086	—	—
Total	298,531	1,214,720	2,085,657	1,352,284	1,452,284

(1)	Mr. DeSantis did not meet any eligibility criteria for Retirement as of November 30, 2017.

(2)
The values for time-based equity and performance shares are estimated based on OMNOVA’s common share closing price on November 30, 2017 ($10.70). For prorated performance shares, target performance is assumed through the period. For this disclosure, the “Involuntary, Not For Cause” scenario assumes the Committee would approve payment for incomplete performance periods.

James C. LeMay

Compensation or Benefit	Termination Event
	Resignation ($)	Retirement ($)	Involuntary, Not For Cause ($)	Change of Control Termination ($)(5)	Due to Disability ($)	Death ($)
Severance Pay (1)	—	—	375,500	2,140,350	—	—
Annual Incentive	—	225,300	225,300	225,300	225,300	225,300
Time-Based Equity (2)	533,930	533,930	533,930	533,930	533,930	533,930
Performance Shares (2)(3)	375,146	375,146	375,146	571,309	375,146	375,146
Life Insurance	—	—	—	—	—	100,000
Other Benefits (4)	—	—	50,206	182,268	—	—
Total	909,076	1,134,376	1,560,082	3,653,157	1,134,376	1,234,376

(1)
Upon a Change of Control Termination, Mr. LeMay’s Amended and Restated Severance Agreement provides for a lump-sum severance payment equal to three times the sum of his (a) annual base salary and (b) an incentive pay amount not less than the greater of (i) the average bonus paid to him during the three fiscal years preceding the Change of Control Termination and (ii) 75% of his maximum bonus opportunity for the current fiscal year.

(2)
Under the terms of OMNOVA’s Third Amended and Restated 1999 Equity Incentive Plan and 2017 Equity Incentive Plan, if Mr. LeMay satisfied the criteria for Retirement on the date of his separation for any reason, time-based equity held by him would be accelerated (or in the case of the 2017 Equity Incentive Plan, continue vesting) as though the separation were a Retirement. As of November 30, 2017, Mr. LeMay satisfied all criteria for Retirement. The values for time-based equity and performance shares are estimated based on OMNOVA’s common share closing price on November 30, 2017 ($10.70). For prorated performance shares, target performance is assumed for the performance period.

(3)
All scenarios assume Mr. LeMay would receive payment for incomplete performance periods, due to his satisfaction of all criteria for Retirement under the terms of the Company’s performance share agreements.

(4)
Upon a Change of Control Termination, Mr. LeMay would receive three years of health and welfare benefits ($75,618), two years of financial planning assistance ($31,550), and up to one year of outplacement assistance (the expense of which may not to exceed 20% of his pre-separation annual base salary – $75,100).

(5)
Upon a Change of Control Termination, Mr. LeMay’s Amended and Restated Severance Agreement provides that if the compensation or benefits enhancements to be paid to him, in addition to all other payments to which he may be entitled, constitutes an “excess parachute payment” under certain tax laws (including Section 280G of the Internal Revenue Code), OMNOVA will gross-up the payments so he receives the same after-tax compensation he would have received but for the application of the tax laws. The Committee considers one-third of Mr. LeMay’s severance pay as consideration for a three-year non-compete covenant imposed as a condition to his severance payment; the exact value of the non-compete would ultimately be determined at the time of the separation. If taxing authorities concluded that the entire amount of Mr. LeMay’s severance pay was includable when determining whether an “excess parachute payment” was made for Section 280G purposes, Mr. LeMay would be entitled to a gross-up payment equal to $319,389.

Jay T. Austin

Compensation or Benefit	Termination Event (1)
	Resignation ($)	Involuntary, Not For Cause ($)(2)	Change of Control Termination ($)	Due to Disability ($)	Death ($)
Severance Pay	—	315,000	315,000	—	—
Annual Incentive	—	189,000	189,000	189,000	189,000
Time-Based Equity (3)	—	—	430,140	430,140	430,140
Performance Shares (3)	201,296	301,833	461,306	301,833	301,833
Life Insurance	—	—	—	—	100,000
Other Benefits	—	50,333	50,333	—	—
Total	201,296	856,166	1,445,779	920,973	1,020,973

(1)	Mr. Austin did not meet the eligibility criteria for Retirement as of November 30, 2017.

(2)
The Company announced in a Form 8-K filed January 12, 2018 that Mr. Austin’s position had been eliminated and that he would be leaving the Company. The position elimination constituted an “Involuntary, Not For Cause” separation under the terms of the Company’s Corporate Officers’ Severance Plan. In addition to the benefits provided under that plan, upon noting that Mr. Austin was within a few months of qualifying for “Retirement” under the Company’s various incentive and benefits plans, the Committee (a) approved the acceleration of Mr. Austin’s outstanding time-based equity awards consistent with its authority under the Company’s Third Amended and Restated 1999 Equity and Performance Incentive Plan and (b) granted to Mr. Austin a $60,000 lump sum payment to assist him with the costs of COBRA benefits once his medical continuation under the Corporate Officers’ Severance Plan expires.

(3)
The values for time-based equity and performance shares are estimated based on OMNOVA’s common share closing price on November 30, 2017 ($10.70). For prorated performance shares, target performance is assumed through the period. For purposes of this disclosure, the “Involuntary, Not For Cause” scenario assumes the Committee would approve payment for incomplete performance periods.

Marshall D. Moore

Compensation or Benefit	Termination Event (1)
	Resignation ($)	Involuntary, Not For Cause ($)	Change of Control Termination ($)	Due to Disability ($)	Death ($)
Severance Pay	—	280,000	280,000	—	—
Annual Incentive	—	168,000	168,000	168,000	168,000
Time-Based Equity (2)	—	—	194,740	194,740	194,740
Performance Shares (2)	—	91,849	237,540	91,849	91,849
Life Insurance	—	—	—	—	100,000
Other Benefits	—	50,086	50,086	—	—
Total	—	589,935	930,366	454,589	554,589

(1)	Mr. Moore did not meet the eligibility criteria for Retirement as of November 30, 2017.

(2)
The values for time-based equity and performance shares are estimated based on OMNOVA’s common share closing price on November 30, 2017 ($10.70). For prorated performance shares, target performance is assumed through the period. For this disclosure, the “Involuntary, Not For Cause” scenario assumes the Committee would approve payment for incomplete performance periods.

Audit Matters

Ernst & Young’s fees
The following table summarizes the fees billed to OMNOVA for services provided by its independent auditor, Ernst & Young, for fiscal years 2017 and 2016.

Service	FY 2017 ($)	FY 2016 ($)
Audit Fees (1)	2,237,500	2,080,000
Audit-Related Fees (2)	262,400	234,300
Tax Fees (3)	742,000	793,000
All Other Fees (4)	27,000	—
Total	3,268,900	3,107,300

(1)
Aggregate fees billed for professional services in connection with the integrated audit of OMNOVA’s annual financial statements for the fiscal years ended November 30, 2017 and November 30, 2016, respectively, reviews of financial statements included in OMNOVA’s Forms 10-Q during fiscal years 2017 and 2016, respectively, foreign statutory audits performed in accordance with local requirements for OMNOVA’s foreign subsidiaries during fiscal years 2017 and 2016, and audits of OMNOVA’s internal controls over financial reporting for fiscal years 2017 and 2016.

(2)	Aggregate fees billed for assurance and related services and accounting diligence services that are reasonably related to the performance of the audits or review of OMNOVA’s financial statements.

(3)
Aggregate fees billed for tax services. These services consisted of tax compliance, preparation and planning services provided to certain domestic and foreign subsidiaries of OMNOVA during fiscal years 2017 and 2016.

(4)
Aggregate fees billed for permitted products and services other than those described above. These services consisted of information technology-related services that are not related to the performance of audits or review of OMNOVA’s financial statements.

Pre-approval policies and procedures
Annually, the Audit Committee approves the scope of and fees for year-end and statutory audits by OMNOVA’s independent auditor for the following fiscal year. At that time, management may also request that the committee pre-approve additional permitted projects and services to be conducted by the independent auditor. The committee reviews and, if acceptable, pre-approves these additional projects and services prior to their commencement. Management periodically updates the committee on the progress and spend for each of these projects and services. The committee has delegated up to $50,000 of aggregate authority to its Chair to pre-approve the engagement of the independent auditor for audit and permitted non-audit services. The Chair is required to report to the committee on the services he has approved within his authority at the next regularly scheduled committee meeting. Any other services to be provided by the independent auditor must be approved by the committee in advance. All services provided by Ernst & Young during the 2017 fiscal year were approved in accordance with the these policies and procedures.
Audit Committee independence and financial experts
The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act. Steven W. Percy (Chair), Joseph M. Gingo, Allan R. Rothwell, and Robert A. Stefanko are its members. The Board has determined that Messrs. Percy, Rothwell, and Stefanko each qualify as an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K, and all members of the Audit Committee are “independent” as that term is defined in Section 303A.02 of the Listed Company Manual of the New York Stock Exchange and Rule 10A-3(b) of the Exchange Act.

Audit Committee Report
The Board has appointed four of its independent directors to its Audit Committee, and has approved a written charter under which the committee operates. The charter is reviewed annually and updated and reapproved as appropriate, and is available on OMNOVA’s website (www.omnova.com).
The Audit Committee oversees the accounting and financial reporting processes of OMNOVA, the audits of OMNOVA’s consolidated financial statements and internal controls over financial reporting, the qualifications and performance of the independent registered public accounting firm engaged as OMNOVA’s independent auditor, and the performance of OMNOVA’s internal auditor. Management is responsible for implementing and objectively reviewing OMNOVA’s internal controls and financial preparation and reporting processes. OMNOVA’s independent auditor is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles in the United States. The independent auditor is also responsible for expressing an opinion on the effectiveness of OMNOVA’s internal controls over financial reporting. The Audit Committee relies upon the expertise and knowledge of management, the internal auditor, and the independent auditor, in carrying out its oversight responsibilities.
The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of OMNOVA’s independent auditor. In determining whether to retain the independent auditor for the following fiscal year, the Audit Committee considers the qualifications, experience, independence, quality control, candor, objectivity, and professional skepticism of the independent auditor. The Audit Committee also evaluates the lead partner designated by the independent auditor. As required by Securities and Exchange Commission rules, the committee is directly involved in the review and selection of the audit partners serving on the auditor’s engagement team during mandated five-year partner rotations. The Audit Committee also oversees audit fee negotiations associated with OMNOVA’s retention of the independent auditor and has the sole authority to approve such fees. Based on these factors, the Audit Committee concluded that the selection of Ernst & Young as the independent auditor of OMNOVA for fiscal year 2018 is in the best interest of the Company and all of its shareholders. Ernst & Young has been continuously retained as OMNOVA’s independent auditor since OMNOVA’s spin-off from GenCorp Inc. in 1999.
Additionally, the Audit Committee has reviewed and discussed the audited financial statements of OMNOVA for the year ended November 30, 2017 (“Audited Financial Statements”) with OMNOVA’s management. In fulfilling its oversight responsibility, the Audit Committee reviewed and discussed with management the quality, not just the acceptability, of OMNOVA’s accounting principles, the reasonableness of management’s significant judgments, and the clarity of the disclosures in the financial statements. The Audit Committee also reviewed and discussed with representatives of Ernst & Young their judgments as to the quality, not just the acceptability, of OMNOVA’s accounting principles and underlying estimates in its financial statements. In addition, the Audit Committee has discussed with Ernst & Young the matters required to be discussed by the Public Company Accounting Oversight Board’s Auditing Standard No. 1301. Ernst & Young has also delivered to the Audit Committee the written disclosures and independence letter required by the Public Company Accounting Oversight Board, and the Audit Committee has discussed with Ernst & Young its independence from OMNOVA. Based on the foregoing, the Audit Committee recommended to the Board the inclusion of the Audited Financial Statements in OMNOVA’s Annual Report on Form 10-K for the year ended November 30, 2017 that was filed with the Securities and Exchange Commission on February 2, 2018.
By: The Audit Committee of the OMNOVA Board of Directors:
Steven W. Percy, Chair
Joseph M. Gingo
Allan R. Rothwell
Robert A. Stefanko

Information about this Annual Meeting

Matters to be presented
The Board is not aware of any other matter to be presented at the Annual Meeting, except those described in this proxy statement. If any other matter is properly brought before the Annual Meeting, the individuals you have authorized to vote your shares as proxy will vote on your behalf exercising their best judgment.
How votes are counted
At the close of business on January 22, 2018, the record date for the Annual Meeting, there were 44,809,851 OMNOVA common shares outstanding. Each OMNOVA common share is entitled to one vote on each matter presented for vote, and one vote for each nominee presented for election to the Board, at the Annual Meeting. To transact business at the Annual Meeting, a majority of the outstanding OMNOVA common shares must be present in person, by proxy, or by a combination of the two. This is known as a quorum. If you return a valid proxy, your shares will be counted for determining if a quorum is present at the Annual Meeting.
If you hold your shares through a broker and do not provide specific voting instructions, your broker is only permitted to vote your shares on your behalf for “routine” proposals under the rules of the New York Stock Exchange. Accordingly, unless you provide specific voting instructions, your broker will submit a proxy card that leaves your shares unvoted (referred to as a “broker non-vote”) on Proposals One and Three, which the New York Stock Exchange considers “non-routine” proposals. Proposal Two is a routine matter for which your broker will vote without your specific instruction.
You may vote “FOR,” “AGAINST,” or “ABSTAIN” from voting for each of the three nominees to the Board, and for each of the Proposals Two and Three. The affirmative vote of a majority of the votes cast on each nominee identified in Proposal One and in favor of Proposals Two and Three is required for their approval.
In determining whether each nominee identified in Proposal One or whether Proposal Two or Three has received the affirmative vote of a majority of the votes cast on the nominee or the proposal, abstentions and broker non-votes are not considered votes cast and, therefore, will not count either in favor of or against such nominee or proposal, if applicable.
To ensure your shares are voted at the meeting, you are urged to provide your proxy instructions promptly by telephone, online, or by mailing your signed proxy card if you received printed materials. OMNOVA common shares represented by properly executed proxy cards, online instructions, or telephone instructions will be voted as you direct. If you do not cast any votes, but submit an otherwise properly-executed proxy card, or your properly submitted Internet or telephone instruction gives no voting direction whatsoever, the proxies will vote your shares according to the Board’s recommendations, as follows:

Proposal		Board Recommendation
1.	Election of directors	FOR all nominees
2.	Ratification of independent auditor	FOR
3.	To approve, on an advisory basis, OMNOVA’s named executive officer compensation	FOR

Revoking a proxy
If you have submitted your proxy and would like to revoke it, you may do so at any time before your shares are voted at the Annual Meeting by: (i) filing a notice with the Corporate Secretary of OMNOVA revoking your proxy; (ii) filing a new, subsequently dated proxy (whether by proxy card, over the Internet, or telephone); or (iii) by attending the Annual Meeting and electing to vote your shares in person. Please note that your attendance at the Annual Meeting alone does not revoke your proxy.
Cost of proxy solicitation
This proxy statement is issued in connection with the solicitation of proxies by the Board for use at the Annual Meeting and at any adjournment or postponement thereof, and OMNOVA will pay for preparing, printing, and mailing these proxy materials. Officers and employees of OMNOVA and its subsidiaries may solicit the return of proxies, but will not receive additional compensation for these efforts. OMNOVA has engaged Georgeson Inc. to assist in the solicitation of proxies at an anticipated cost of $11,500 plus expenses. OMNOVA will request that brokers, banks, custodians, nominees, and other fiduciaries send proxy materials to all beneficial owners and upon request will reimburse them for their expenses in doing so. Solicitations may be made by mail, telephone, or other means.
Attending the Annual Meeting
If you attend the Annual Meeting in person, you will be asked to present photo identification (such as a state-issued driver’s license) and proof that you own OMNOVA common shares before you may enter the meeting. If you are a holder of record, the top half of your proxy card is your admission ticket. If you hold shares in street name (through a bank or broker, for example), a recent brokerage statement or a letter from your broker or bank showing your holdings of OMNOVA common shares is acceptable proof of ownership. If you want to vote shares that you hold in street name in person at the Annual Meeting, you must bring a legal proxy in your name from the broker, bank, or other nominee that holds your shares.
Notice of Internet availability of proxy materials
Important notice regarding the availability of proxy materials for the shareholder meeting to be held on Friday, March 23, 2018. OMNOVA’s proxy statement and 2017 Annual Report on Form 10-K are available free of charge at www.omnova.com and www.proxyvote.com.

Information about the 2019 Annual Meeting

Rule 14a-8 proposals for the 2019 annual meeting of shareholders
The deadline for shareholders to submit proposals under the provisions of Rule 14a-8 of the Exchange Act for inclusion in the proxy statement for the 2019 annual meeting of shareholders is October 12, 2018.
Other proposals and director nominations for the 2019 annual meeting of shareholders
The Amended and Restated Code of Regulations of OMNOVA (the “Code”) sets an advance notice procedure for director nominations and for proposals a shareholder would like to present directly at an annual meeting (rather than submitting for inclusion in OMNOVA’s proxy statement under Rule 14a-8).
Shareholder proposals submitted outside of Rule 14a-8 for the 2019 annual meeting of shareholders must be received by the Corporate Secretary of OMNOVA no earlier than November 11, 2018 and no later than December 11, 2018. Regulation 8 of the Code specifies the information and statements that must be included in any shareholder proposal. The proxy card relating to the 2019 annual meeting of shareholders will give the proxy holders authority to vote or not vote on proposals submitted outside the Rule 14a-8 process that do not comply with the requirements in the Code.
Shareholders who wish to nominate a person for election as a director of OMNOVA at an annual meeting must strictly comply with the requirements of Regulation 13(c) of the Code. These requirements include providing notice to the Corporate Secretary of OMNOVA not less than 60 nor more than 90 days prior to the first anniversary of the date on which OMNOVA first mailed its proxy materials for the preceding year’s annual meeting of shareholders. For the 2019 annual meeting of shareholders, this means such nominations must be received by the Corporate Secretary no earlier than November 11, 2018 and no later than December 11, 2018. Regulation 13(c) of the Code specifies the information and statements that must be included in any shareholder recommendation.
A copy of the Code was attached as Exhibit 3.2 to OMNOVA’s Quarterly Report on Form 10-Q (File No. 1-15147) filed with the Securities and Exchange Commission on June 29, 2016 and available through its website (www.sec.gov). Upon written request to the Corporate Secretary of OMNOVA, OMNOVA will provide any shareholder, without charge, a copy of the procedures governing shareholder proposals or the nomination of directors.
Shareholder nominations or proposals should be submitted to OMNOVA’s Corporate Secretary at 25435 Harvard Road, Beachwood, Ohio 44122-6201, Attention: Corporate Secretary. The Corporate Secretary will direct the materials to the Chair of the Nominating & Corporate Governance Committee.

Annex A - GAAP to Non-GAAP Reconciliation Tables
This Proxy Statement includes references to Adjusted Segment Operating Profit, Adjusted Diluted Earnings Per Share, Adjusted EBIT, and Net Leverage Ratio which are non-GAAP financial measures as defined by the Securities and Exchange Commission. Management reviews the adjusted financial measures in assessing the performance of the business segments and in making decisions regarding the allocation of resources to the business segments. Management also believes that the adjusted information is useful for providing investors with an understanding of the Company’s business and operating performance. Management excludes the items shown in the tables below because management does not consider them to be reflective of normal operations. These adjusted financial measurements are not measurements of financial performance under GAAP and such financial measures should not be considered as an alternative to Segment Operating Profit, Net Income, Diluted Earnings Per Share or other measures of financial performance determined in accordance with GAAP. These non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The following tables provide the reconciliation of these financial measures to their comparable GAAP financial measures.

OMNOVA SOLUTIONS INC.
Non-GAAP and other Financial Matters (Continued)
Twelve Months Ended November 30, 2017

(Dollars in millions except per share data)	Specialty Solutions	Performance Materials	Combined	Corporate	Consolidated

Net Sales	$441.4	$341.7	$783.1	$—	$783.1

Segment Operating Profit / Corporate Expense	$59.9	$(12.6)	$47.3	$(29.9)	$17.4
Interest expense	—	—	—	(21.5)	(21.5)
Income (Loss) Before Income Taxes	59.9	(12.6)	47.3	(51.4)	(4.1)
Management Excluded Items:
Restructuring and severance	.6	1.7	2.3	2.9	5.2
Acquisition and integration related expense	—	—	—	.3	.3
Environmental costs	—	(2.0)	(2.0)	—	(2.0)
Pension settlement	—	—	—	.4	.4
Asset impairment, facility closure costs and other	.3	33.6	33.9	1.8	35.7
Total Management Excluded Items	.9	33.3	34.2	5.4	39.6
Adjusted Segment Operating Profit / Corporate Expense Before Income Taxes	$60.8	$20.7	$81.5	$(46.0)	$35.5
Tax expense (30% rate)*					$(10.7)
Adjusted Income					$24.8
Adjusted Diluted Earnings Per Share From Adjusted Income					$.56

*Tax rate is based on the Company's estimated normalized annual effective tax rate.

Adjusted Segment Operating Profit as a % of Sales	13.8%	6.1%	10.4%
Capital Expenditures	$13.4	$10.9	$24.3	$.8	$25.1

Adjusted Segment Operating Profit / Corporate Expense Before Income Taxes	$60.8	$20.7	$81.5	$(46.0)	$35.5
Unallocated corporate interest expense	—	—	—	21.5	21.5
Segment / Consolidated Adjusted EBIT	60.8	20.7	81.5	(24.5)	57.0
Depreciation and amortization	14.5	11.4	25.9	2.0	27.9
Segment / Consolidated Adjusted EBITDA	$75.3	$32.1	$107.4	$(22.5)	$84.9

Adjusted EBITDA as a % of Sales	17.1%	9.4%	13.7%		10.8%

Net Leverage
Total short and long-term debt (excluding OID and deferred financing fees of $7.8M)					$361.8
Less cash					(88.0)
Net Debt (Debt Less Cash)					$273.8

Net Leverage Ratio**					3.2x
** The above calculation is not intended to be used for purposes of calculating debt covenant compliance.

OMNOVA SOLUTIONS INC.
Non-GAAP and other Financial Matters (Continued)
Twelve Months Ended November 30, 2016

(Dollars in millions except per share data)	Specialty Solutions	Performance Materials	Combined	Corporate	Consolidated

Net Sales	$404.3	$355.6	$759.9	$—	$759.9

Segment Operating Profit / Corporate Expense	$59.8	$8.5	$68.3	$(33.7)	$34.6
Interest expense	—	—	—	(24.7)	(24.7)
Income (Loss) Before Income Taxes	59.8	8.5	68.3	(58.4)	9.9
Management Excluded Items:
Restructuring and severance	.2	3.3	3.5	4.9	8.4
Accelerated depreciation on production transfer	—	3.0	3.0	—	3.0
Operational improvements costs	—	(.4)	(.4)	—	(.4)
Acquisition and integration related expense	—	1.1	1.1	.9	2.0
Environmental costs	—	.3	.3	—	.3
Debt issuance costs write-off	—	—	—	4.9	4.9
Corporate Headquarters relocation costs	—	—	—	(.2)	(.2)
Asset impairment, facility closure costs and other	1.5	5.7	7.2	—	7.2
Vacation Accrual	(1.3)	(1.5)	(2.8)	(.6)	(3.4)
Total Management Excluded Items	.4	11.5	11.9	9.9	21.8
Adjusted Segment Operating Profit / Corporate Expense Before Income Taxes	$60.2	$20.0	$80.2	$(48.5)	$31.7
Tax expense (30% rate)*					$(9.5)
Adjusted Income					$22.2
Adjusted Diluted Earnings Per Share From Adjusted Income					$.50

*Tax rate is based on the Company's estimated normalized annual effective tax rate.

Adjusted Segment Operating Profit as a % of Sales	14.9%	5.6%	10.6%
Capital Expenditures	$11.9	$11.9	$23.8	$1.8	$25.6

Adjusted Segment Operating Profit / Corporate Expense Before Income Taxes	$60.2	$20.0	$80.2	$(48.5)	$31.7
Unallocated corporate interest expense excluding debt premium	—	—	—	22.7	22.7
Segment / Consolidated Adjusted EBIT	60.2	20.0	80.2	(25.8)	54.4
Depreciation and amortization excluding accelerated depreciation	13.3	13.2	26.5	1.1	27.6
Segment / Consolidated Adjusted EBITDA	$73.5	$33.2	$106.7	$(24.7)	$82.0

Adjusted EBITDA as a % of Sales	18.2%	9.3%	14.0%		10.8%

Net Leverage
Total short and long-term debt (excluding OID and deferred financing fees of $9.3M)					$366.0
Less cash					(72.0)
Net Debt (Debt Less Cash)					$294.0

Net Leverage Ratio**					3.6x
** The above calculation is not intended to be used for purposes of calculating debt covenant compliance.

OMNOVA SOLUTIONS

*OMNOVA SOLUTIONS INC.*
*25435 HARVARD ROAD*
*BEACHWOOD, OH 44122*

**VOTE BY INTERNET - www.proxyvote.com**
Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., EDT, on March 22, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., EDT, on March 22, 2018. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E35534-P00631

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**OMNOVA SOLUTIONS INC.**

**The Board of Directors recommends you vote FOR the following three director nominees:**

1. Election of Directors:

To a three-year term expiring at the 2021 Annual Meeting.

| **Nominees:** | **For** | **Against** | **Abstain** |
|---|---|---|---|
| 1a. Janet Plaut Giesselman | ☐ | ☐ | ☐ |
| 1b. Anne P. Noonan | ☐ | ☐ | ☐ |
| 1c. Larry B. Porcellato | ☐ | ☐ | ☐ |

**The Board of Directors recommends you vote FOR the following proposals:**

| | **For** | **Against** | **Abstain** |
|---|---|---|---|
| 2. Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending November 30, 2018. | ☐ | ☐ | ☐ |
| 3. Approval, on an advisory basis, of OMNOVA's named executive officer compensation. | ☐ | ☐ | ☐ |

4. Upon matters incident to the conduct of the meeting and such other business as may properly come before the meeting or any adjournment(s) thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

**ADMISSION TO ANNUAL MEETING**

**The top half of this proxy card and Notice of Internet Availability of Proxy Materials is your admission ticket if you plan to attend the Annual Meeting in person. Please bring it to the meeting with a form of government-issued photo identification.**

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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OMNOVA SOLUTIONS

## Proxy - OMNOVA Solutions Inc.

**2018 Annual Meeting of Shareholders - March 23, 2018**
**This proxy is Solicited on Behalf of the Board of Directors of the Company**

The undersigned hereby appoints JAMES C. LeMAY, PAUL F. DeSANTIS, FRANK P. ESPOSITO and each of them, his or her proxy, with power of substitution, to represent and vote all Common Shares of OMNOVA Solutions Inc. for which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 a.m. on March 23, 2018 at OMNOVA Solutions' World Headquarters, 25435 Harvard Road, Beachwood, Ohio 44122, and at any postponements or adjournments thereof, with all the powers which the undersigned would possess if personally present at the Annual Meeting, and appoints the proxy holders to vote as directed on the reverse and in accordance with their judgment on matters incident to the conduct of the meeting and any matters of other business referred to in Item 4.

This card also constitutes your voting instructions for any and all Common Shares held of record by Computershare for your account in the Company's Dividend Reinvestment Plan and will be considered to be CONFIDENTIAL VOTING INSTRUCTIONS to the Plan Trustee with respect to Common Shares held for your account under the OMNOVA Solutions Retirement Savings Plan. If the Common Shares are held in the OMNOVA Solutions Retirement Savings Plan, your voting instructions must be received by 11:59 p.m. on March 20, 2018 in order to communicate your instructions to the Plan Trustee who will then vote the Common Shares as instructed. Any such Common Shares for which instructions are not received by the deadline stated above will be voted by the Plan Trustee in the same proportion as it votes Common Shares for which it did receive timely instructions.

**Common Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, this proxy will be voted FOR all nominees identified in Proposal 1 and FOR Proposals 2 and 3. In their discretion, the Proxies are authorized to vote upon matters incident to the conduct of the meeting and such other business as may properly come before the meeting or any adjournment(s) thereof.**
**(Items to be voted appear on reverse side.)**

**Address Changes/Comments:** ______________________________

______________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

# *** Exercise Your *Right* to Vote ***

**OMNOVA SOLUTIONS INC.**

OMNOVA SOLUTIONS

*OMNOVA SOLUTIONS INC.*
*25435 HARVARD ROAD*
*BEACHWOOD, OH 44122*

E35536-P00631

**Meeting Information**

**Meeting Type:** Annual
**For holders as of:** January 22, 2018
**Date:** March 23, 2018 **Time:** 9:00 a.m. EDT
**Location:** OMNOVA Solutions'
World Headquarters
25435 Harvard Road
Beachwood, Ohio 44122

For directions to the meeting, please call OMNOVA Solutions Inc. at (216) 682-7000.

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

**See the reverse side of this notice to obtain proxy materials and voting instructions.**

# — Before You Vote —

How to Access the Proxy Materials

**Proxy Materials Available to VIEW or RECEIVE:**

NOTICE AND PROXY STATEMENT     ANNUAL REPORT ON FORM 10-K

**How to View Online:**
Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

**How to Request and Receive a PAPER or E-MAIL Copy:**
If you want to receive a paper or e-mail copy of these documents, as well as documents for future meetings, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before March 9, 2018 to facilitate timely delivery.

# — How To Vote —

Please Choose One of the Following Voting Methods

**Vote In Person:** Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

**Vote By Internet:** To vote now by Internet, go to *www.proxyvote.com*. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.

**Vote By Mail:** You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

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## Voting Items

**The Board of Directors recommends you vote FOR the following three director nominees:**

1. Election of Directors:

   To a three-year term expiring at the 2021 Annual Meeting.

   **Nominees:**

   1a. Janet Plaut Giesselman

   1b. Anne P. Noonan

   1c. Larry B. Porcellato

**The Board of Directors recommends you vote FOR the following proposals:**

2. Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending November 30, 2018.

4. Upon matters incident to the conduct of the meeting and such other business as may properly come before the meeting or any adjournment(s) thereof.

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